UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

ETHANEX ENERGY, INC.
(f/k/a New Inverness Explorations, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	333-129810	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14500 Parallel Road, Suite A
Basehor, KS	66007
(Address of principal executive offices)	(Zip Code)

(913) 724-4106
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

On August 21, 2006, New Inverness Explorations, Inc. (“NIE”) changed its name to Ethanex Energy, Inc. On September 1, 2006, NIE completed a reverse merger (the “Merger”) with Ethanex North America Acquisition Corp., a wholly-owned subsidiary of NIE (“Acquisition Sub”), with and into Ethanex Energy North America, Inc., a Delaware corporation (“Ethanex N.A.”). NIE acquired the business of Ethanex N.A. pursuant to the Merger and will continue the existing business operations of Ethanex N.A. as a publicly-traded company under the name Ethanex Energy, Inc. (the “Company”). Unless otherwise indicated, the terms “the Company,” “we,” “us,” and “our” refer to Ethanex Energy, Inc. after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “NIE” refers to Ethanex Energy, Inc. (f/k/a New Inverness Explorations, Inc.) before giving effect to the Merger, and the term “Ethanex N.A.” refers to Ethanex Energy North America, Inc. before giving effect to the Merger.

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2006, the Company completed the Merger. For a description of the Merger and the material agreements entered into in connection therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

THE MERGER AND RELATED TRANSACTIONS

The Merger

On September 1, 2006 (the “Closing Date”), NIE, the Acquisition Sub, and Ethanex N.A. entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). On the Closing Date, NIE completed the Merger with the Acquisition Sub, with and into Ethanex N.A. NIE acquired the business of Ethanex N.A. pursuant to the Merger and will continue the existing business operations of Ethanex N.A. as a publicly-traded company under the name Ethanex Energy, Inc. (the “Company”). Before their entry into the Merger Agreement, no material relationship existed among the parties to the Merger Agreement. The form of Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On the Closing Date, the holders of Ethanex N.A.’s issued and outstanding capital stock before the Merger (the “Ethanex N.A. Stockholders”) surrendered all of their issued and outstanding capital stock of Ethanex N.A. and received common stock of the Company, par value $0.001 per share (“Common Stock”). Specifically, the holders of shares of Class A common stock of Ethanex N.A. received an aggregate of 26,000,000 shares of the Company’s Common Stock, and the holders of shares of Class B common stock received an aggregate of 20,000,000 shares of the Company’s Common Stock as a result of the conversion of their Class B shares (described below). The stockholders of NIE before the Merger (the “NIE Stockholders”) retained 14,000,000 shares of Common Stock. Gamma Capital Partners, LLC was issued 1,000,000 shares of Common Stock for finder and advisory services in connection with the Merger.

The Merger Agreement contains customary representations, warranties and covenants of NIE, Ethanex N.A. and, as applicable, Acquisition Sub, for like transactions. Breaches of representations and warranties are secured by customary indemnification provisions. The Merger Agreement contains a post-closing adjustment to the number of shares of Common Stock issued to Ethanex N.A. Stockholders in an amount up to 2,000,000 shares of Common Stock issued on a pro rata basis for any breach of the Merger Agreement by NIE discovered during the two year period following the Closing Date.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. Accordingly, the historical financial statements of NIE before the Merger will be replaced with the historical financial statements of Ethanex N.A. before the Merger in all future filings with the SEC.

On the Closing Date, Amanda Lamothe and Luke Willis, constituting all of the directors of NIE before the Merger, appointed Robert C. Walther, Albert W. Knapp, Bryan J. Sherbacow, Randall L. Rahm and John Farris Norris Jr. to fill the vacancies on the Board of Directors. Also on the Closing Date, Ms. Lamothe and Mr. Willis resigned from the Board. Also on the Closing Date, the then-current officers of NIE resigned and new executive officers designated by Ethanex N.A. were appointed. The current officers and directors are identified on page 38 under “Directors and Executive Officers.”

Before the Merger, the 2006 Equity Incentive Plan (the “2006 Plan”) was adopted by the Board and the NIE Stockholders. Under the Plan, 2,000,000 shares of Common Stock are reserved for issuance as incentive awards granted to executive officers, key employees, consultants and directors after the closing of the transactions described herein.

The parties have taken all actions necessary to ensure the Merger is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended.

The Offering

Before the Merger, on August 3, 2006 (the “PPO Closing Date”), and in contemplation of the Merger, Ethanex N.A. closed a private offering (the “Offering”) of 20,000,000 units of its securities (the “Units”), each Unit consisting of one share of Class B common stock of Ethanex N.A. and a warrant to purchase one share of Class B common stock for a period of five years at an exercise price of $1.50 per share, which warrants were callable by Ethanex N.A. under certain circumstances. On the PPO Closing Date, the investors in the Offering collectively purchased 20,000,000 Units for a total consideration of $20,000,000.

The sale of the Units (including the Class B common stock, warrants and the Class B common stock underlying the Units) in the Offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D as promulgated by the SEC. The Merger, the Offering and the other transactions related thereto are collectively referred to herein as the “Transactions.”

In contemplation of the closing of the Merger, and in connection with the Offering, the holders of all of the shares of Class A common stock of Ethanex N.A., and the holders of all of the shares of Class B common stock of Ethanex N.A., with the exception of 12 Class B holders, executed an irrevocable proxy in favor of Tompkins Capital Group, or its designee, giving such proxy holder the power, until August 31, 2007, to vote their shares of Class A common stock and Class B common stock in favor of the Merger.

Canaccord Capital Corporation and Sanders Morris Harris, Inc. acted as placement agents in connection with the Offering and received fees of $127,750 and $228,750.

On the Closing Date of the Merger, each share of Class B common stock of Ethanex N.A. issued and outstanding before the Merger was converted into one share of the Company’s Common Stock. Each warrant for the purchase of shares of Class B common stock of Ethanex N.A. issued and outstanding before the Merger was converted into a warrant to purchase the same number of shares of the Company’s Common Stock, and on the same terms and conditions as the Class B warrants. The form of the Company’s warrant issued upon the conversion of the Class B warrants is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Restricted Securities and Registration Rights

All securities issued in connection with the Transactions were “restricted” securities and are subject to all applicable resale restrictions specified by federal and state securities laws.

On the PPO Closing Date, Ethanex N.A. entered into a Registration Rights Agreement with the investors in the Offering, which Registration Rights Agreement was assumed by the Company in connection with the Merger. Under the terms of the Registration Rights Agreement, as amended by the Consent and Acknowledgment thereto, the Company has committed to file a Registration Statement covering the resale of the Common Stock underlying the Units (including the Common Stock issuable upon exercise of the warrants) within 90 days from the Closing Date and shall use reasonable efforts to cause such Registration Statement to become effective no later than 90 days after the date filed (or 120 days if such Registration Statement is subject to a review by the SEC).  The Company shall use its best efforts to maintain the effectiveness of this Registration Statement through the second anniversary of the date the Registration Statement is declared effective by the SEC or until Rule 144(k) of the Securities Act is available to the investors in the Offering with respect to all of their shares, whichever is earlier. The Company will be liable for customary penalties if the Registration Statement is not effective on the date by which the Company is required to cause it to become effective, consistent with the Registration Rights Agreement. The form of Registration Rights Agreement, including the Consent and Acknowledgment thereto, assumed by the Company is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Split-Off Agreement

Contemporaneously with the closing of the Merger, the Company split-off its wholly-owned subsidiary, New Inverness Leasco, Inc., a Nevada corporation (“Leaseco”), through the sale of all of the outstanding capital stock of Leaseco (the “Split-Off”). The Company executed a Split Off Agreement with Amanda Lamothe, Luke Willis, Ethanex N.A. and Leaseco, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up Agreements

Each of the officers and directors of the Company have agreed not to offer, sell, contract to sell or otherwise dispose of or transfer title to any of the shares of Common Stock acquired pursuant to or in connection with the Merger Agreement, during the period commencing on the Closing Date and ending on the 24-month anniversary of the Closing Date (the “Lockup Period”), without the prior written consent of the Company and Tompkins Capital Group. Such agreements are set forth in written Lock-Up Agreements, a form of which is attached as Exhibit 4.2 to this Current Report on Form 8-K, executed as of the Closing Date, with the Company’s officers and directors.

Pro Forma Ownership

Immediately after giving effect to the Merger, there are issued and outstanding on a fully diluted basis (including the shares of Common Stock underlying the warrants and options, and the shares reserved for issuance under the Company’s 2006 Plan), 83,000,000 shares of Common Stock, as follows:

▪
the former holders of the Class A shares of Ethanex N.A. held 26,000,000 shares of Common Stock from the Merger, approximately 31.33% of the Company’s outstanding common shares on a fully-diluted basis;

▪
the former holders of the Class B shares of Ethanex N.A., who were investors in the Offering, held 40,000,000 shares of Common Stock from the Merger (of which 20,000,000 shares are issuable upon the exercise of warrants), approximately 48.19% of the Company’s outstanding common shares on a fully-diluted basis;

▪	the existing stockholders of the Company retained 14,000,000 shares of Common Stock from the Merger, approximately 16.87% of the Company’s outstanding common shares on a fully-diluted basis; and

▪	Gamma Capital Partners LLC held 1,000,000 shares of Common Stock from the Merger, approximately 1.2% of the Company’s outstanding common shares on a fully-diluted basis.

PART I

1. DESCRIPTION OF BUSINESS

Company Overview

Immediately following the Merger, the business of Ethanex N.A. became the business of the Company. Ethanex N.A. was incorporated on May 31, 2006 with the objective to participate in the cyclical and secular trends in the energy sector. The members of management of the Company have significant experience in the energy field including the acquisition, restructuring, and operation of energy assets, as well as risk management. Initially, the Company plans to produce ethanol and its animal feed by-products.

Demand for alternative fuels and ethanol in particular has never been greater. Based on data published by the Renewable Fuels Association, the industry trade group of ethanol producers, in 2005, 95 ethanol plants produced a record 4.0 billion gallons of ethanol, an increase of 17% from 2004 and 126% from 2001. According to the Research Institute of America, at the end of 2005, 95 ethanol refineries were in production, 14 new refineries began operations, 30 began construction and 10 were expanded. Certain of the new refineries are being built in California, North Carolina, Arizona, Texas and New Mexico. Contributing factors to the current high interest in ethanol production are:

•	Federal and state energy policies;

•	high crude oil prices;

•	relatively low grain prices;

•	legislative bans on the use of MTBE (methyl tertiary butyl ether);

•	the August 2005 enactment of a renewable fuels standard in the Energy Policy Act of 2005; and

•	national security concerns due to the reliance on imported crude oil.

Favorable conditions currently exist for the U.S. ethanol industry, although there is no certainty that these conditions will continue to exist. During March and April 2006 ethanol was produced at record and near-record levels of 392.2 million gallons and 363.6 million gallons. According to the Renewable Fuels Association, in 2005, the U.S. ethanol industry contributed more than $32 billion to Gross Domestic Output, $5 billion to household income, nearly $2 billion to federal taxes, $1.6 billion to state and local taxes, added $6 billion to net price revenue, increased average corn prices by about $0.35 per bushel and was responsible for more than 153,000 jobs in all sectors of the economy. In addition, ethanol displaced 170 million barrels of oil, at least 65% of which would have been imported, and reduced greenhouse gas emissions by 8 million tons, the equivalent of taking more than 1 million vehicles off the road.

The Company’s business plan is to produce fuel grade ethanol and its co-product livestock feed as well as food grade quality corn products. If successfully executed, the Company will operate primarily as an ethanol producer with co-products serving the food and feed industries, each based on these separate products.

Using the proceeds of the Offering, the Company intends to own and operate ethanol plants and to market both ethanol and DDGS (dried distillers grain with solubles). The Company believes that there now exists a shortfall in domestic ethanol production capacity resulting from government mandated programs and the recent bans on MTBE. To address the business opportunity that may result from the shortfall, the Company has plans to acquire:

▪	options to purchase 20-30 millions of gallons per year (“MMGY”) ethanol plants each of which may be suitable for expansion in capacity in the near term;

▪	additional co-location rights from coal-fired electric utilities for brownfield development of new ethanol plants; and

▪	additional options to acquire rights in proposed ethanol plants that have project development and environmental permits in place.

After four full years of operations, the Company believes that it will have in place annual production capacity of over 500 million gallons per year of denatured, fuel grade ethanol and 1.7 million tons of dried distillers grain with solubles (“DDGS”). If the Company is able to acquire the options and rights referred to above, the Company plans to own and operate four to seven ethanol plants geographically dispersed in the United States. The Company also believes that our technical abilities and operating model may make us one of the industry’s low cost producers. The Company’s business plan also calls for us to grow through existing plant expansions, new plant development and strategic acquisitions to the extent that we are able to expand, develop and acquire business at costs that enable us to operate profitably. The Company further expects that as a publicly traded ethanol company, we will be able to access capital at a lower cost than our privately-owned competitors and may be able to use our shares to acquire either ethanol producers in properly accretive transactions.

On August 3, 2006, Ethanex N.A. acquired all of the capital stock of IPT Ethanol, Inc., a then-wholly owned subsidiary of Industrial Power Technology (“IPT”). See “Certain Relationships and Related Transactions” on page 45. Based in Santa Rosa, California, IPT is an engineering and power generation project development company with over 22 years of operating history in the alternative energy space. IPT has been responsible for the successful planning, design and construction of more than 30 energy projects utilizing a variety of fuels and energy conversion systems. The fuels produced or utilized in IPT’s projects have included natural gas, coal, wellhead residual gas, digester gas, urban waste, scrap tires, biomass fuels, agricultural waste, and hydropower. IPT has significant experience in the areas of siting, regulatory and permitting activities, as well as design, construction management, and plant operations.

In late 2005, IPT began site selection for a 40 MMGY ethanol processing facility in northeast Kansas. In May 2006, IPT entered into a Letter of Understanding (the “LOU”) with a NYSE-listed electric utility located in the Midwest for the joint evaluation of the environmental and operational impact of siting a 132 MMGY ethanol plant at a large coal-fired generating facility owned by the electric utility. The LOU provides IPT with a six-month exclusive study period ending November 30, 2006. IPT assigned all of its rights in the LOU to IPT Ethanol, Inc. before the acquisition of IPT Ethanol, Inc. by Ethanex N.A.

Upon the receipt of favorable results from the study and upon the satisfactory negotiation of business terms between the electric utility and the Company for the development of the proposed plant, the electric utility and the Company intend to enter into a definitive agreement to site the ethanol plant at the coal-fired generating facility. The Company’s ability to participate in this project is wholly dependent, however, on the successful fulfillment of several conditions, including:

▪	favorable results for the siting of the facility;

▪	receipt of all necessary environmental and other permits;

▪	acquisition of capital for the development and construction of the plant;

▪	securing acceptable terms from the electric utility; and

▪	review and approval of the project by the electric utility's board of directors.

Furthermore, the Company intends to market a next generation ethanol production technology, corn fractionation - a process that increases the starch concentration of feedstock and lowers the cost of producing ethanol - to existing ethanol plants as a means for such plants to lower production costs in exchange for equity interests in those existing ethanol plants.

The Company has identified existing operational ethanol plants with production capacity of 30 MMGY or less that meet its selection criteria. The Company generally requires that such facilities have acceptable rail access, sufficient feedstock sources, strong local demand for DDGS and are suitable for expansion. Taking advantage of our industry relationships, the Company plans to market our fractionation process to these existing ethanol producers in exchange for equity interests in the existing ethanol plants. Our ability to do so, however, is contingent on the willingness of the current owners of the plants to enter into agreements with the Company on terms that we consider acceptable. Because of the current high level of both ethanol prices on a historical basis and investor interest in the industry, and because a relatively small number of independently-owned operations, it may be difficult for the Company to negotiate reasonable terms.

In July 2006, the Company entered into a letter of intent with SEMO Milling, LLC and on August 4, 2006 entered into a definitive Joint Venture Agreement, and ancillary agreements related thereto, to build a 132 MMGY ethanol plant co-located with SEMO Milling’s dry corn mill production facility at the SEMO port authority in Scott City, Missouri. The Company intends to build the ethanol plant using next generation ethanol production technology, including corn fractionation. If this technology proves feasible, the Company intends to market next generation fractionation technology to existing ethanol plants as a means for such plants to lower their production costs in exchange for equity interests in those plants.

In August 2006, the Company entered into a Letter of Intent with Star Ethanol, LLC with a view towards construction and operating a 132MM gallon ethanol production facility in Franklin County, Illinois, utilizing fractionation technology in the production of ethanol and ethanol-related products.

Industry Overview

Ethanol

Ethanol is ethyl alcohol-200-proof grain alcohol. Denatured with 5% unleaded gasoline, fuel grade ethanol is a fuel component utilized to enhance gasoline performance properties and abate gasoline exhaust emissions. Because it is derived primarily from processing corn, an abundant agricultural commodity, ethanol is a renewable source of energy.

Ethanol is primarily used as a blend component in the U.S. gasoline fuel market; refiners and marketers, including some of the major integrated oil companies and a number of independent refiners and distributors, have blended ethanol with gasoline to increase octane and reduce tailpipe emissions. According to the U.S. Department of Energy, refiners typically blend ethanol at 5.7% to 10.0% of volume in over 30% of the U.S. gasoline fuel supply. Major manufacturers of power equipment, motorcycles, snowmobiles and outboard motors permit the use of ethanol blends in their products. Ethanol is also used as the primary blend component for E85, a fuel blend composed of up to 85% ethanol. Although E85 represents an insubstantial portion of the U.S. gasoline supply, approximately 6.0 million vehicles on the road in the U.S. today are fitted to use E85. Ethanol blends of up to 10% are approved for use under the warranties of all major motor vehicle manufacturers and are often recommended.

According to the Renewable Fuels Association, U.S. production of ethanol in 2005 was 4.0 billion gallons (BGY), approximately 3% of the U.S. gasoline fuel supply and in 2005 total U.S. ethanol production capacity increased to more than 4.3 BGY. The Renewable Fuels Association has also reported that as of June 2006, there are 98 ethanol refineries with over 4.6 BGY of capacity with 35 new facilities under construction and nine expansions, totaling 2.2 BGY of capacity.

The primary uses of ethanol are:

▪
To enhance octane. Because in contrast, pure ethanol has an average octane rating of 113, compared to an octane rating of 86 to 91 for gasoline, adding ethanol to gasoline enables refiners to produce greater quantities of suboctane fuel. Adding ethanol to finished regular grade gasoline produces higher octane midgrade and premium gasoline.

▪
As a clean air additive. Because ethanol contains 35% oxygen, approximately twice that of MTBE, ethanol results in more complete combustion of the fuel in the engine cylinder and in reduced tailpipe emissions and volatile organic compound emissions. Ethanol also displaces the use of some gasoline components like benzene, a known carcinogen, since ethanol is non-toxic, water soluble and quickly biodegradable.

▪
To extend fuel supplies. Much of the ethanol blending throughout the U.S. today is done for the purpose of extending the volume of fuel sold at the gas pump. Blending therefore reduces the amount of foreign crude oil and refined oil products.

▪
To produce gasoline alternatives. Ethanol is the primary blend component in E85. The number of service stations that sell E85 has grown rapidly. As of February 2006, the U.S. Department of Energy stated that over 500 service stations in the U.S. sell E85. Vehicles must be specially equipped to use E85 fuel and, according to the National Ethanol Vehicle Coalition, approximately 6.0 million U.S. vehicles are so equipped. Experience in Brazil suggests that E85 could capture a much greater portion of the U.S. market in the future. U.S. automakers receive incentives under federal fuel economy standards for producing Flexible Fuel Vehicles (“FFVs”). E85 is generally priced lower per gallon than gasoline because most FFVs experience some reduction in mileage when running on E85.

Demand for Ethanol

We believe the ethanol market will grow as a result of:

▪
Favorable economics. Under current market conditions, ethanol currently represents an economically attractive source of fuel. The Company believes that our cost of producing ethanol is now significantly lower than the cost incurred by refiners to produce an equivalent volume of gasoline. This favorable balance should enable ethanol to grow not only as a strategic blend component, but also as an alternative in the form of E85.

▪
The replacement of MTBE. Although once the preferred oxygenate ingredient used by the petroleum industry in most reformulated gasoline, in recent years, as a result of health and environmental concerns, 25 states, representing more than half of the MTBE consumed in the U.S., have banned or significantly limited the use of MTBE. Product liability concerns regarding MTBE increased following passage of the Energy Policy Act, which did not contain limitations on product liability claims relating to MTBE use. As a result, refiners are now expediting the phase-out of MTBE nationwide, creating additional demand for ethanol. As MTBE is replaced, ethanol is positioned to be the most likely substitute for MTBE because of its favorable production economics, high octane rating and clean burning characteristics.

▪
A shortage of domestic petroleum refining capacity. The U.S. Energy Information Administration (EIA) reports that the number of operable U.S. petroleum refineries has decreased from 319 in 1980 to 148 in 2005. The EIA also reports that although domestic refining capacity decreased approximately 5% from 1980 to 2005, domestic demand increased 21% over the same period. The EIA expects growth in refining capacity to average 1.3% per year until 2025, with demand for refined petroleum products growing at 1.5% per year over the same period. Because ethanol is blended with gasoline after the refining process, it directly increases domestic fuel capacity.

▪
Geopolitical concerns. The U.S. is increasingly dependent on foreign oil. According to the Energy Information Administration, crude oil imports represented 65% of the U.S. crude oil supply in 2005 and are estimated to rise to 71% by 2025. Political unrest and attacks on oil infrastructure in the major oil producing nations have periodically disrupted the flow of oil. Fears of terrorist attacks have added a “risk premium” to world oil prices. At the same time, developing nations such as China and India have increased their demand for oil. World oil prices topped $70 a barrel at times during 2005 and have averaged above $60 a barrel during 2006. As a domestic, renewable source of energy, ethanol reduces the U.S.’s dependence on foreign oil by increasing the availability of domestic fuel supplies. The Renewable Fuels Association calculates that in 2004 alone, the use of ethanol reduced the U.S. trade deficit by $5.1 billion by eliminating the need to import 143.3 million barrels of oil.

▪
Federally mandated renewable fuel usage—the renewable fuels standard. In August 2005, President Bush signed the Energy Policy Act establishing a nationwide renewable fuels standard (RFS) that will double the use of ethanol and biodiesel by 2012. The RFS eliminated the mandated use of oxygenates and mandates levels of annual use of renewable fuels in the U.S. fuel supply. The RFS requires motor fuels sold in the U.S. to contain in the aggregate the following minimum volumes of renewable fuels in future years:

Year	Renewable Fuel Usage (BGY)
2006	4.0
2007	4.7
2008	5.4
2009	6.1
2010	6.8
2011	7.4
2012	7.5

The RFS:

▪	provides for 2.78% by volume renewable fuel use in 2006 if federal regulations have not yet been promulgated by the U.S. Environmental Protection Agency;

▪	provides that beginning in 2013, a minimum of 250 million gallons a year of cellulosic derived ethanol be included in the RFS;

▪
provides refiners flexibility by creating a credit trading program that allows refiners to use renewable fuels where and when it is most efficient and cost-effective for them to do so. The credit trading program will result in lower costs to refiners and thus, consumers. RFS credits have a lifespan of 12 months. Every gallon of cellulose-derived ethanol is equal to 2.5 gallons of renewable fuel;

▪
exempts small refineries (defined as facilities where the average daily crude oil throughput does not exceed 75,000 barrels per day) from the RFS program until January 1, 2011. Small refineries are able to opt in to the program and generate credits as do other refineries;

▪
requires annual studies on seasonal variations in renewable fuel use. Requires regulations to ensure that at least 25% of the annual renewable fuel obligations be met in each season should seasonal variations exist;

▪	protects consumers with a waiver provision in the event the economy or environment would be severely harmed because of the RFS;

▪	eliminates the reformulated gasoline (RFG) 2.0 wt.% oxygenate standard under the Clean Air Act which had promoted the case of MBTE;

▪	enhances the air quality performance standards established in the RFG program;

▪	creates grant and loan guarantee programs for cellulose ethanol; and

▪	creates grant and loan programs for ethanol production from sugar.

The Company believes that in general the RFS provides us with a sound basis for believing that U.S. ethanol consumption will increase through 2012. During this period, however, it is likely that substantial amounts of ethanol derived from cellulose, biomass, and other organic materials other than corn will come to market, providing competition for corn-based ethanol production. It also is possible that the actual use of ethanol and other renewable fuels will surpass the mandated requirements, especially in the early years of implementation of the RFS.

More recently, the American Coalition for Ethanol (ACE) has sponsored a bill in Congress, known as the “Biofuels Security Act of 2006”, to revise the current RFS schedule to achieve 12 BGY of ethanol by 2012 and 60 BGY of ethanol demand in the future when cellulose becomes cost-effective and technically feasible.  This bill may also require that all vehicles sold in the country be capable of using E85 by 2017 and that 50 percent of the service stations affiliated with major oil companies sell E85 by 2017 or sooner if possible.

Production of Ethanol

Production in the ethanol industry remains fragmented. According to the Renewable Fuels Association, although domestic ethanol production increased from 1.3 BGY in 1997 to 4.0 BGY in 2005 and 4.6 BGY in June 2006, the top 12 producers accounted for approximately 50% of the industry’s total estimated production capacity as of April 2006. More than 50 smaller producers and farmer-owned cooperatives, most with production of 50 MMGY or less, generate the remaining production. Since a typical ethanol facility can be constructed in approximately 14-18 months from groundbreaking to operation, the industry is able to forecast capacity additions for up to 18 months in the future. The Renewable Fuels Association currently estimates that 30 new ethanol facilities and expansion of 10 other facilities with capacity of an aggregate of an additional 2.2 BGY are under construction. The Renewable Fuels Association also has reported that many other projects are in the planning, finance and permitting stages.

Although the ethanol industry continues to explore production technologies employing various feedstocks, such as biomass, corn-based production technologies remain the most practical and provide the lowest operating risks. Consequently, most U.S. ethanol is produced from corn grown in the Midwest, where corn is abundant. In addition to corn, the production process employs natural gas or, in some cases, coal to power the facility and dry distillers grains. Proximity to sufficient low-cost corn and natural gas supply, therefore, provides a key competitive advantage for ethanol producers. Nevertheless, over the next several years, it is likely that the production of ethanol from cellulose will increase and it is possible that, because of the size of this untapped biomass resource, its cost as a feedstock ethanol producer will be less than the cost of corn. A joint study by the U.S. Departments of Agriculture and Energy has concluded that the U.S. land resources could produce a sustainable supply of biomass sufficient to displace 30% of the country’s current gasoline consumption.

More than half of total U.S. ethanol production is consumed in the east- and west-coast markets, primarily as a result of the stricter air quality requirements in large parts of those markets. The primary means of transporting ethanol from the Midwest to the coasts is by rail transportation. As a result, adequate access to rail transportation is a key consideration for locating ethanol production facilities. Furthermore, a producer’s ability to form unit trains, consisting entirely of ethanol tank cars from one facility, allows for reduced transportation costs and faster delivery times. The movement of ethanol via pipeline is limited as a result of the tendency of ethanol to absorb water and other impurities found in the pipelines, logistical limitations of existing pipelines and limited volumes of ethanol that need to be transported. Barges and trucks are also used in the transportation of ethanol.

Imports of fuel ethanol from foreign sources, principally Brazil, also affect overall supply and pricing. According to a reliable trade source, total foreign imports in 2006 may amount to between 210 MMGY and 230 MMGY, or approximately 5% of total current U.S. production. Foreign imports of ethanol, except from certain Caribbean Basin nations, are subject to a tariff and an ad valorem tax.

Nevertheless, at price levels reached in the second quarter of 2006, prices of imported ethanol, including transportation costs, tariff and taxes, were competitive with domestically produced ethanol. Fuel ethanol imported from Jamaica, Trinidad, El Salvador, Costa Rica and 17 other nations is not subject to tariff and therefore reaches the U.S. at delivered prices below the current market.

The Ethanol Production Process

The production of ethanol or ethyl alcohol from starch or sugar-based feedstocks is among the earliest ventures into value-added processing. The process has been considerably refined in recent years. There are two production processes: wet milling and dry milling. The main difference between the two is in the initial treatment of the grain.

Dry Milling.

In dry milling, the entire corn kernel or other starchy grain is first ground into flour and the starch in the flour is converted to sugar which is then converted to ethanol by means of fermentation. The fermentation process generally takes about 40 to 50 hours. The ethanol is concentrated to 190 proof using conventional distillation and then is dehydrated to approximately 200 proof in a molecular sieve system.

The anhydrous ethanol is then blended with about 5% denaturant (such as natural gasoline) to render it undrinkable and thus not subject to beverage alcohol tax. It is then ready for shipment to gasoline terminals or retailers.

The other products of dry milling are carbon dioxide (used to carbonate soft drinks and the manufacture of dry ice) and dried distiller grains with solubles (“DDGS”), a high quality, nutritious livestock feed.

Dry Milling with Next Generation Fractionation Technology

In dry milling with fractionation, the corn kernel is separated into three distinct streams in the fractionation process. These streams are the bran or fiber, the germ and the endosperm or starch component. As in a typical dry mill, the starch is converted to sugar which is then converted to ethanol by means of fermentation. The fermentation process generally takes about 40 to 50 hours. The ethanol is concentrated to 190 proof using conventional distillation and then is dehydrated to approximately 200 proof in a molecular sieve system.

Wet Milling.

In wet milling, the grain is soaked or “steeped” in water and dilute sulfurous acid for 24 to 48 hours. This steeping facilitates the separation of the grain into its many component parts, starch protein, germ and fiber, which are then further processed.

The products of wet milling include corn oil (which is either extracted on-site or sold to crushers who extract the corn oil), corn gluten meal co-product (a popular feed ingredient in poultry broiler operations), and starch products which can be processed in one of three ways: fermented into ethanol, dried and sold as dried or modified corn starch, or processed into corn syrup. The fermentation process for ethanol is very similar to the dry mill process described above.

Ethanol Production Economics

Corn represents the single largest cost in ethanol production. However, there is very little relationship between ethanol and corn prices. Ethanol prices most closely correlate to conventional gasoline. In fact, the last few years have yielded record corn crops with relatively low grain prices and record high ethanol prices. The result has been a significant increase in margins. Each bushel of corn yields approximately 2.8 gallons of denatured fuel ethanol. Moreover, to date in 2006 prices for ethanol have increased to a 24-year high, with a low spread over spot prices for gasoline. Because of the volatility in commodity prices, there is no certainty that ethanol prices will remain at these levels. In fact, the rise in prices may be resulting in the building of increased production capacity, which may well lead to a condition of oversupply.

The U.S. average ethanol price has shown substantial correlation with the price of conventional gasoline over the last decade. In contrast, correlations with variables pertaining to ethanol production including agricultural commodities have been quite weak (Sparks & KSU). Petroleum product prices will drive ethanol prices. According to the U.S. Energy Information Administration’s Annual Energy Outlook 2006, oil prices are not likely to ease in the coming quarter century.

The National Corn Growers Association has stated there will be sufficient corn production to support 15 BGY of ethanol production, consuming approximately 30% of annual corn production. A volume of 15 BGY is approximately 10% of the projected annual U.S. gasoline consumption.

At 4.4 billion gallons, the ethanol industry currently represents only 3% of the US gasoline market. With 10% blends, the market has room to expand to 15 billion gallons per year or approximately 3.5 times its current size.

Figure 1 Historic U.S. Fuel Ethanol Production

Source: U.S. Energy Information Administration / RFA

Dried Distillers Grain

Dried distillers grain is an important co-product of drymill ethanol production. As discussed above, the drymill ethanol production process uses only the starch portion of the corn, which is about 70% of the kernel. All the remaining nutrients - protein, fat, minerals, and vitamins - are concentrated into distillers grain, a valuable feed for livestock. A bushel of corn weighs 56 pounds and will produce approximately 2.8 gallons of ethanol and 17 pounds of distillers grain.

Dried distillers grain with solubles (DDGS) is the form available to the cattle feed industry. The liquid that is separated from the mash during the distilling process is partially dehydrated into syrup, and then added back onto the distillers grain before drying to create DDGS.

DDGS is a high quality feedstock ration supplement for dairy cattle, beef cattle, and is suitable in varying amounts as a protein supplement for swine, poultry, and aquaculture. The feed is an economical partial replacement for corn, soybean meal, and dicalcium phosphate in livestock and poultry feeds. Historically, over 85% of DDGS has been fed to dairy and beef cattle, and DDGS continues to be an excellent, economical feed ingredient for use in ruminant diets.

More than 8 million metric tons of DDGS will be produced in the year 2006. Some industry experts are predicting that distillers by-product production will reach 10 to 14 million metric tons within the next few years.

The Company’s Proposed Strategy

The Company is focusing our efforts to become the industry’s low cost producer. The Company anticipates that our acquisition and brownfield development strategies and our focus on alternative energy sources will afford us rapid capacity development with significant cost advantages. Brownfield development refers to the co-location of new ethanol plants adjacent to existing sources of steam energy. Further, by co-locating new developments at coal-fired electric plants, the Company believes that we may be able to take advantage of existing infrastructure, creating initial capital cost savings of up to 20%, as well as meaningful ongoing operating cost savings through less expensive energy services.

In addition, the Company expects that our use of corn fractionation technology will contribute to our effort to become a low cost producer in the industry. Fractionation is a process that separates the germ and the bran from the endosperm, which contains the starch used in making ethanol. Fractionation leads to increased ethanol productivity and to decreased ethanol production costs through increased plant output, decreased water use, decreased energy use and creation of a higher protein, higher value DDGS.

Although agricultural derivatives create higher value products from commodities, they themselves become commodities. Industry rationalization will permit only those companies that create operating models enabling low-cost production to survive. Traditionally, the most important factor in accomplishing low-cost production has been the establishment of significant economies of scale, supplemented by programs to reduce up-front capital costs and other strategic initiatives to reduce ongoing operational costs. Beyond the grain feedstock costs, the second highest input cost of ethanol production is energy, traditionally natural gas for creation of steam. Strategic location of ethanol plants near large coal fired utility plants may result in significant reduction of operating costs by utilizing waste heat and existing infrastructure from the power plant. Furthermore, through the use of alternative energy sources, such as coal or biomass, significant cost reductions are possible in other brownfield locations.

The Company plans to be a low-cost producer by way of alternative energy sources and applied technology with a goal to move into the top ten ethanol producers over the next four years. The Company believes that we will be able to accomplish these objectives by successfully executing our utility co-location brownfield development, and two-part acquisition strategies.

Brownfield Utility Co-Location

By siting at an electric utility, the Company believes that we will achieve the following benefits and advantages:

▪	Established railroad infrastructure for shipping ethanol and distillers grain and receiving feedstock and coal;

▪	Water availability;

▪	Reduced cost for electrical supply;

▪	Existing industrial zoning; and

▪	Expedited/Minimal permitting risk based on siting and thermal supply options.

After corn, fuel cost is the second largest production cost component. Accordingly, overall production cost changes are most sensitive to fuel cost changes. As ethanol plants require large amounts of energy to evaporate the water used in processing, a small change in energy cost has a significant effect on production costs. For example, a 50% rise in fuel price would result in a 20% increase in total production costs. The majority of plants producing ethanol today in the United States are fueled by natural gas. The extraordinary rise in the cost of natural gas in the last two years has had a meaningful impact on these producers’ margins. The Company believes that coal will provide us with relative price stability. Nonetheless, coal prices, like all commodity prices, are volatile and more exposed to factors of supply and demand in the marketplace. Since coal is also a desirable alternative to oil and natural gas in other industrial processes, including power generation, its price may increase to a level that does not permit the Company’s low-cost production of ethanol.

Acquisition of Expandable Existing Plants

The Company plans to generate rapid capacity development through acquisitions at the low end of the existing producer market in terms of plant capacity (20-30 MMGY) followed by subsequent unit expansion. This model provides near-term economies of scale and cash flow while maintaining a competitive cost structure. Smaller, cooperative owned plants located with rail access, water availability, and alternative energy access will be the primary target. The Company’s plans to develop capacity by acquisition and expansion are subject to our ability to access capital from banks, investors, and other financial sources with acceptable terms and conditions. The availability of financing for acquisition and expansion will depend, in part, on market conditions for the fuel ethanol industry, including the capacity being created, the construction or expansion of other ethanol projects and the development of predictable, financeable supply requirements. The Research Institute of America has reported that, according to information provided to it, in the second quarter of 2006 there are more than 150 ethanol projects that are seeking financing.

Over half of the ethanol plants operating in the U.S. are farmer-owned. Less than one-third of the plants currently being constructed, however, are farmer owned. Plants are becoming larger and require more capital to remain competitive. As a result, the pressure on smaller producers to expand or sell is creating an opportunity for the Company. By marketing our fractionation technology to an existing 30 MMGY producer in exchange for equity, with the offer to expand its output to 60 MMGY with a concurrent change of power source from natural gas to coal or biomass, the Company believes that the annual return would increase from approximately $9.0 million for the ethanol and DDGS by-products to approximately $60 million. Total investment to accomplish the increase would be approximately $65.0 million, and the return is based upon an ethanol price of $1.60 per gallon. Several, if not many, other businesses, however, are attracted by these economics. As a result, the Company may not be able to secure acquisition of existing capacity on acceptable terms or at all.

Acquisition of Projects in Development

The Company believes that there are over 100 ethanol production projects currently planned. It further believes that many are being developed by inexperienced developers without adequate knowledge of the market and cost structures or the capability to bring the plant to fruition. The Company will target those projects in ideal locations with access to rail, water, feedstock, and some energy advantage. Energy advantages may come in the way of technology advancements resulting in significant energy cost reductions such as fractionation technology or high efficiency dried distillers grain with solubles (“DDGS”) drying. Energy cost reductions may occur with alternative fuel sources or the unusual ability to sell DDGS wet thus eliminating the need for drying.

The Company has commenced discussions with owners of projects in development. It currently plans to enter into agreements with some or all of these developers within the 3 months after completion of the Offering. Since at least 18 to 21 months are required to construct an ethanol production facility and bring it to operational levels, and since construction cannot commence without full permitting and licensing from all required governmental authorities, the Company expects that we will not be able to sell production from these sources until early 2009. By this time, the current production capacity of the U.S. ethanol industry is expected to increase by at least 70%. As a result, if projected demand for ethanol does not increase at a similar pace, or if gasoline prices do not remain at levels that support the increased use of ethanol, prices for ethanol may not remain at levels that support a favorable return on the Company’s investment in these projects.

As is the case with existing production facilities, the competition to acquire projects in development may become intense and the Company may not be able to reach agreement with sellers on acceptable terms or on any terms at all. Furthermore, the Company’s ability to finance acquisitions of projects in development may be subject to our ability to demonstrate acceptable returns from these projects, which in turn is subject to market conditions and the willingness of banks and investors to provide capital on acceptable terms.

Current Industry Hurdles

Since many new ethanol construction and expenses in projects are currently underway, existing ethanol industry resources are in short supply. There are only a few experienced ethanol plant construction contractors, all of which are booked for two years in advance or more. In addition, currently there are many industrial projects requiring substantial numbers of construction craft workers. The volatility of stainless steel, copper, and other commodities used in the construction of ethanol plants makes ethanol plant construction contracting difficult at best. The Company plans to seek out contractors outside the ethanol industry to provide construction services by way of smaller local subcontractors with a craft following. In addition, the Company expects to begin to identify procuring long lead equipment and materials required with a view to maintaining the shortest construction schedules possible. Despite our efforts, however, the Company may not be able to secure the services of contractors that are capable of providing us with the required services or are willing to provide those services on acceptable terms. Similarly, the Company cannot be certain that we will be able to procure equipment and materials on the terms that we currently envision or on any terms. As a result, the Company’s ability to commence, continue or complete construction or expansion of the contemplated facilities may be severely limited and the Company may not be able to achieve its business goals.

Marketing and Sales

The Company plans initially to utilize the services of nationally recognized third-party traders for the sales of both ethanol and DDGS as well as the procurement of corn feedstock. The Company has existing relationships with Cargill, F.C. Stone, Eco-Energy, Nobles America, and Scoular Company and plans to rely on those relationships to secure appropriate arrangements for purchases and sales. No such arrangements currently exist, however. The Company will be competing with other producers for corn and other feedstocks and will also be competing with other producers in the sale of ethanol and DDGS. At this stage of development, the Company cannot be certain that we will be able to secure arrangements for the sale and marketing of ethanol and DDGS or for the purchase of feedstock necessary for production.

To assist us in creating our internal capacity to market our products and buy feedstock, the Company is currently seeking an executive with experience as a successful commodity trader with specific ethanol experience. If we can employ such an individual and if the individual is able to create an effective marketing and sales function within the Company, the Company has planned that, in year two of operations, we will transition these functions in-house to a substantial extent. The Company’s ability to employ the appropriate executive may, however, be limited due to the limited number of qualified candidates or the Company’s ability to compete with better-established, better-financed ethanol businesses, some of whom already are publicly-traded businesses, for talented executives. As a result, the Company may not be able to employ a qualified executive on acceptable terms, or at all, in which case our sales, marketing and purchasing functions would rely wholly on third parties. The terms of third party arrangements may adversely affect the Company’s anticipated financial results.

Overview of Raw Material Supply, Pricing and Hedging

The Company may seek to mitigate our exposure to commodity price fluctuations by purchasing forward a portion of our corn requirements on a fixed price basis and by purchasing corn and natural gas futures contracts. To mitigate ethanol price risk, we may sell a portion of our production forward under fixed price and indexed contracts. The indexed contracts are typically referenced to a futures contract such as unleaded gasoline on the NYMEX, and we may hedge a portion of the price risk associated with index contracts by selling exchange-traded unleaded gasoline contracts. It is possible, but not certain, that our strategy of managing exposure to commodity price fluctuations will reduce somewhat the volatility of our results.

The Company may also:

▪	purchase corn through spot cash, fixed-price forward and delayed pricing contracts; and

▪	utilize hedging positions in the corn futures market to manage the risk of excessive corn price fluctuations for a portion of our corn requirements.

Coal and natural gas procurement and hedging strategy.

The Company may also be subject to market risk with respect to our supply of coal and natural gas that will be consumed in our ethanol production process and has historically been subject to volatile market conditions. Natural gas prices and availability are affected by weather conditions and overall economic conditions. Accordingly, we may hedge a portion of our exposure to natural gas price risk from time to time by using fixed price or indexed exchange-traded futures contracts.

Unleaded gasoline hedging strategy.

If a substantial number of our contracts to sell ethanol are priced based on the price of unleaded gasoline, it is possible that we may establish from time to time an unleaded gasoline hedge position using exchange-traded futures to reduce our exposure to unleaded gasoline price risk.

Competition

The U.S. ethanol market is highly competitive. According to the Renewable Fuels Association, world ethanol production rose to 12 billion gallons in 2005. Non-U.S. ethanol accounted for 65% of world production. The U.S. and Brazil are the world’s largest producers of ethanol. As of June 2006, industry capacity in the U.S. approximated 4.6 BGY, with an additional 2.2 BGY of capacity under new construction or expansion of existing facilities. The ethanol industry in the U.S. consists of more than 90 production facilities and is primarily corn based, while the Brazilian ethanol production is primarily sugar cane based.

According the Research Institute of America, the top 12 U.S. producers currently account for 50% of the ethanol production capacity in the U.S. as follows:

Current capacity (as of March 2006)	MMGY	Number of plants	Share of the market
Archer Daniels Midland	1,070	7	24%
VeraSun	230	2	5
Aventine Renewable Energy	150	2	3
Cargill	120	2	3
Abengoa Bioenergy	110	3	2
Hawkeye Renewables	105	2	2
New Energy	102	1	2
Midwest Grain Processors*	100	1	2
MGP Ingredients	78	1	2
Tate & Lyle (formerly AE Staley)	67	1	1
Chief Ethanol	62	1	1
Sioux River Ethanol*	55	1	1

*	Farmer-owned

The industry is otherwise highly fragmented, with many small, independent firms and farmer-owned cooperatives constituting the rest of the market. If we follow our current business plan, the Company will compete with our competitors primarily on a national basis.

The Company believes that our ability to compete successfully in the ethanol production industry depends on many factors, but we are principally relying on our strategy to be among the lowest-cost producers.

With respect to DDGS, the Company is likely to compete with other ethanol producers, as well as a number of large and smaller suppliers of competing animal feed. The Company believes that we will be able to successfully compete based on our product's price, proximity to purchasers and quality.

Legislation

Energy Policy Act.

As discussed above, the Energy Policy Act established minimum annual volumes of renewable fuel to be used by petroleum refiners in the fuel supply and did not provide liability protection to refiners who use MTBE as a fuel additive. The Energy Policy Act also removed the oxygenate requirements that were put in place by the Clean Air Act. By including anti-backsliding provisions the Energy Policy Act requires refiners to maintain emissions quality standards in the fuels that they produce, thus providing a source for continued need for ethanol.

There is, however, the potential that some or all of the Renewal Fuels Standards may be waived. Under the Energy Policy Act, the U.S. Department of Energy, in consultation with the Secretary of Agriculture and the Secretary of Energy, may waive the renewable fuels mandate with respect to one or more states if the Administrator of the U.S. Environmental Protection Agency (“EPA”) determines that implementing the requirements would severely harm the economy or the environment of a state, a region or the U.S., or that there is inadequate supply to meet the requirement.

The Federal blenders’ credit.

First implemented in 1979, the federal excise tax incentive program allows gasoline distributors who blend ethanol with gasoline to receive a federal excise tax rate reduction of $0.51 per gallon of ethanol. The incentive program is scheduled to expire in 2010 (unless extended).

The Federal Clean Air Act.

Environmental regulations partially drive the use of ethanol as an oxygenate. The federal Clean Air Act requires the use of oxygenated gasoline during winter months in areas with unhealthy levels of carbon monoxide.

State Legislation

In recent years, due to environmental concerns, 25 states have banned, or significantly limited, the use of MTBE, including California, Connecticut and New York. Ethanol has served as a replacement for much of the discontinued MTBE volumes. The Company expects that ethanol will continue to replace future MTBE volumes that are removed from the fuel supply.

Federal tariff on imported ethanol.

In 1980, Congress imposed a tariff on foreign produced ethanol, made from cheaper sugar cane, to encourage the development of a domestic, corn-derived ethanol supply. This tariff was designed to prevent the federal tax incentive from benefiting non-U.S. producers of ethanol. The tariff is $0.54 per gallon and is scheduled to expire in 2007 (unless extended).

Ethanol imports from 24 countries in Central America and the Caribbean Islands are exempted from the tariff under the Caribbean Basin Initiative, which provides that specified nations may export an aggregate of 7.0% of U.S. ethanol production per year into the U.S., with additional exemptions from ethanol produced from feedstock in the Caribbean region over the 7.0% limit. As a result of new plants under development, the Company believes that imports from the Caribbean region will continue, subject to the limited nature of the exemption.

The North American Free Trade Agreement (“NAFTA”) also allows Canada and Mexico to export ethanol to the United States duty-free or at a reduced rate. Canada is exempt from duty under the current NAFTA guidelines, while Mexico’s duty rate is $0.10 per gallon.

In addition, there is a flat 2.5% ad valorem tariff on all imported ethanol.

Federal farm legislation.

The federal blenders’ credits and tariffs, as well as other federal and state programs benefiting ethanol, generally are subject to U.S. government obligations under international trade agreements, including those under the World Trade Organization Agreement on Subsidies and Countervailing Measures. Consequently, these credits and tariffs are the subject of challenges thereunder, in whole or in part.

Environmental Matters

Because the Company plans to operate ethanol production facilities, we will be subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground; the generation, storage, handling, use, transportation and disposal of hazardous materials; and the health and safety of our employees. These laws, regulations and permits also can require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damage, criminal sanctions, permit revocations and/or facility shutdowns. In August 2006, the Company entered into an agreement with Natural Resource Group, Inc., of Minneapolis, Minnesota. Natural Resource Group, Inc., an environmental consulting firm, will assist the Company in its permitting process.

The Company does not anticipate a material adverse effect on our business or financial condition as a result of our efforts to comply with these requirements.

There is a risk of liability for the investigation and cleanup of environmental contamination at each of the properties that we may own or operate and at off-site locations where we may arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, the Company may become responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) or other environmental laws for all or part of the costs of investigation and/or remediation and for damage to natural resources. In that case we may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from these properties. Some of these matters may require us to expend significant amounts for investigation and/or cleanup or other costs.

In addition, if we become the owner or operator of any ethanol production facilities, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require the Company to make additional significant expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at its current and future environmental laws and regulations (and related interpretations); more vigorous enforcement policies and discovery of currently unknown conditions may require substantial capital and other expenditures. Air emissions from ethanol production are subject to the federal Clean Air Act, the federal Clean Air Act Amendments of 1990 and similar state and local laws and associated regulations. The EPA has promulgated National Emissions Standards for Hazardous Air Pollutants, or NESHAP, under the federal Clean Air Act that could apply to facilities that the Company may come to own or operate if the emissions of hazardous air pollutants exceed certain thresholds. If a facility operated by the Company is authorized to emit hazardous air pollutants above the threshold level, then it would be required to comply with the NESHAP related to its production process and would be required to come into compliance with another NESHAP applicable to boilers and process heaters by September 13, 2007. New or expanded facilities would be required to comply with both standards upon startup if they exceed the hazardous air pollutant threshold. In addition to costs for achieving and maintaining compliance with these laws, more stringent standards may also limit the operating flexibility that the Company expects to achieve. Because other domestic ethanol manufacturers will have similar restrictions, however, the Company believes that compliance with more stringent air emission control or other environmental laws and regulations is not likely to materially affect our competitive position.

The hazards and risks associated with producing and transporting ethanol and dried distillers grain with solubles (“DDGS”), such as fires, natural disasters, explosions, abnormal pressures, blowouts and pipeline ruptures also may result in personal injury claims or damage to property and third parties. As protection against operating hazards, the Company plans to secure and maintain insurance coverage against some, but not all, potential losses. The coverage it plans will include physical damage to assets, employer’s liability, comprehensive general liability, automobile liability and workers’ compensation. Even if our insurance is adequate and customary for our industry, losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The Company’s ability to secure coverage is dependent on the successful completion of the Offering and the availability of insurance. If we are unable to procure adequate insurance, we may not be able to obtain financing or otherwise execute our business plan.

Employees

As of September 1, 2006, the Company had approximately six full time employees who are responsible for companywide management, marketing, project management, logistics and administration. All of these employees are located in the U.S. None of our employees is covered by a collective bargaining agreement. The Company has had no labor-related work stoppages, none of the Company’s employees are represented by a labor union and the Company believes that it has positive relations with its employees.

Legal Proceedings

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s Internet site (http://www.sec.gov).

RISK FACTORS

An investment in shares of Common Stock is highly speculative and involves a high degree of risk. Only those investors who can bear the risk of loss of their entire investment should participate. Prospective investors should carefully consider the following risk factors in evaluating an investment in the Company.

Risks Related to the Company’s Business

The Company has had no operating history as a producer of ethanol or dried distillers grain with solubles (“DDGS”).

The Company has no operating history in our contemplated ethanol production business and, to date, has not earned any revenues. Accordingly, it may be difficult for investors to evaluate its business prospects.

The Company’s business is dependent on the implementation of our business plan, including our ability to make future investments. There can be no assurance that the Company’s efforts will ultimately be successful or result in revenues or profits. There is no assurance that investors will not lose their entire investment.

Moreover, the Company’s prospects must be considered in light of the risks and uncertainties encountered by an early-stage company and in rapidly evolving markets, such as the ethanol market, where supply and demand may change significantly in a short amount of time.

Some of these risks relate to the Company’s potential inability to:

▪	effectively manage our contemplated business and operations;

▪	recruit and retain key personnel;

▪	successfully create and maintain the low-cost structure we envision as we expand the scale of our business;

▪	manage rapid growth in personnel and operations;

▪	develop new products that complement our contemplated business; and

▪	successfully address the other risks described throughout this Current Report.

If the Company cannot successfully address these risks, our contemplated business and the results of our contemplated operations and financial position would suffer.

The Company’s ability to execute our business plan depends on conditions, the satisfaction of which are not under our control.

The Company’s ability to successfully execute our business plan depends on the satisfaction of several conditions. The Company’s ability to satisfy these conditions may be, in part or in whole, beyond our control. The principal conditions to be satisfied include:

▪	reaching definitive agreements for the development, construction and operation of the contemplated facilities or, if a contemplated facility is not feasible, one or more other sites;

▪	entering into satisfactory agreements for the acquisition of existing, operational ethanol production facilities;

▪	entering into satisfactory agreements for the expansion of existing ethanol facilities that we may be able to acquire;

▪	obtaining all required permits and consents from third parties for our anticipated acquisition and expansion of existing facilities, as well as for the future operation of those facilities;

▪
entering into satisfactory agreements to acquire or otherwise participate in planned ethanol production facilities which may or may not have sufficient permits and consents at the time of acquisition; and

▪
entering into satisfactory agreements, on either a spot market or forward basis, for the sale of our ethanol production or the purchase of feedstock, natural gas and other materials or services needed for operation.

Since the Company has yet to begin full operation as a business, there is no certainty that we will be able to achieve satisfaction of any or all of the above conditions. Furthermore, to achieve satisfaction, it is likely that the Company will be required to raise substantial additional amounts of capital, including equity capital. The terms on which such equity capital may be raised, if available at all, may be dilutive and otherwise disadvantageous to existing Company stockholders.

The results of operations, financial position and business outlook of the Company’s planned business are highly dependent on commodity prices, which are subject to significant volatility and uncertainty, and the availability of supplies. Accordingly, any results of our contemplated business could fluctuate substantially.

Anticipated results may be substantially dependent on commodity prices, especially prices for corn, natural gas, ethanol, and unleaded gasoline.

As a result of the volatility of the prices for commodities, anticipated results may fluctuate substantially and the Company may experience periods of declining prices for our products and increasing costs for our raw materials, which could result in operating losses. Although the Company may attempt to offset a portion of the effects of fluctuations in prices by entering into forward contracts to supply ethanol or purchase corn, natural gas or other items or by engaging in transactions involving exchange-traded futures contracts, the amount and duration of these hedging and other risk mitigation activities may vary substantially over time and these activities also involve substantial risks. See “—If the Company engages in hedging transactions and other risk mitigation strategies, those strategies could harm our financial results” on page 27.

The Company’s contemplated business is likely to be highly sensitive to corn prices and we generally will be unable to pass on increases in corn prices to our customers.

The principal raw material we expect to use to produce ethanol and co-products, including dry and wet distillers grains, is corn. As a result, changes in the price of corn can significantly affect our contemplated business. In general, rising corn prices produce lower profit margins. Because ethanol competes with non-corn-based fuels, the Company is not likely to be able to pass along increased corn costs to customers. At certain levels, corn prices may make ethanol uneconomical to use in fuel markets. Over the ten-year period from 1996 through 2005, corn prices (based on the Chicago Board of Trade, or CBOT, daily futures data) have ranged from a low of $1.75 per bushel in 2000 to a high of $5.48 per bushel in 1996, with prices averaging $2.47 per bushel during this period.

Weather conditions and other factors affecting crop yields, farmer planting decisions, and general economic, market and regulatory factors all influence the price of corn. Government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply also impact the price. The significance and relative effects of these factors on the price of corn are difficult to predict. Any event that tends to negatively affect the supply of corn, such as adverse weather or crop disease, could increase corn prices and potentially harm our business. In addition, ethanol producers may also have difficulty, from time to time, in physically sourcing corn on economical terms due to supply shortages. Such a shortage could require the Company to suspend our contemplated operations until corn becomes available at acceptable terms, which would have a material adverse effect on our profits and revenues, thus affecting our financial position. The price paid for corn at a facility could increase if an additional ethanol production facility is built in the same general vicinity.

The spread between ethanol and corn prices can vary significantly, and the recent high levels of these spreads are unlikely to remain.

The gross margin of the Company’s anticipated business depends principally on the spread between ethanol and corn prices. During the five-year period from 2001 to 2005, ethanol prices (based on average U.S. ethanol rack prices from Bloomberg, L.P., or Bloomberg) have ranged from a low of $0.94 per gallon to a high of $2.76 per gallon, averaging $1.50 per gallon during this period. In recent periods, the spread between ethanol and corn prices has been at a historically high level, driven in large part by high oil prices and historically low corn prices. During 2005, however, this spread fluctuated widely and, because of the unusual degree of spread in current markets, fluctuations are likely to continue to occur. Any reduction in the spread between ethanol and corn prices, whether as a result of an increase in corn prices or a reduction in ethanol prices, would adversely affect the Company’s anticipated results of operations and financial position.

The market for natural gas is subject to market conditions that create uncertainty in the price and availability of the natural gas that the Company may use in our anticipated manufacturing process.

The Company’s contemplated business may rely upon third parties for supplies of coal or natural gas or both, which is consumed in the manufacture of ethanol. The prices for and availability of coal and natural gas are subject to volatile market conditions. These market conditions often are affected by factors beyond our control, such as higher prices resulting from colder than average weather conditions and overall economic conditions. Significant disruptions in the supply of coal and natural gas could impair our ability to manufacture ethanol for our customers. Furthermore, increases in coal and natural gas prices or changes in coal and natural gas costs relative to natural gas costs paid by competitors could adversely affect our anticipated results of operations and financial position. The price fluctuations in natural gas prices over the six-year period from December 31, 1999 through December 28, 2005, based on the NYMEX daily futures data, has ranged from a low of $1.83 per MMBTU in 2001 to a high of $13.91 per MMBTU in 2005, averaging $5.25 per MMBTU during this period.

Fluctuations in the selling price and production cost of gasoline may reduce the Company’s anticipated profit margins, if profits are achieved.

Ethanol is marketed both as a fuel additive to reduce vehicle emissions from gasoline and as an octane enhancer to improve the octane rating of gasoline with which it is blended. As a result, ethanol prices are influenced by the supply and demand for gasoline and our anticipated results of operations and financial position may be materially adversely affected if gasoline demand or price decreases. Historically, the price of a gallon of gasoline has been lower than the cost to produce a gallon of ethanol. In addition, some of the sales contracts into which the Company may enter may provide for pricing on an indexed basis, so that the price we may receive for products sold under these arrangements will be adjusted as gasoline prices change.

The Company’s anticipated business will be subject to seasonal fluctuations.

The Company’s anticipated operating results are likely to be influenced by seasonal fluctuations in the price of our primary operating inputs, corn and coal or natural gas or both, and the price of our primary product, ethanol. The spot price of corn tends to rise during the spring planting season in May and June and tends to decrease during the fall harvest in October and November. The price for natural gas, however, tends to move opposite that of corn and tends to be lower in the spring and summer and higher in the fall and winter. In addition, ethanol prices are substantially correlated with the price of unleaded gasoline especially in connection with our indexed, gas-plus sales contracts. The price of unleaded gasoline tends to rise during each of the summer and winter. Given our lack of operating history, the Company does not know yet how these seasonal fluctuations will affect our results over time.

If the Company engages in hedging transactions and other risk mitigation strategies, those strategies could harm our financial results.

It is possible that, in an attempt to partially offset the effects of volatility of ethanol prices and corn and natural gas costs, the Company will enter into contracts to supply a portion of our ethanol production or purchase a portion of our corn or natural gas requirements on a forward basis and also engage in other hedging transactions involving exchange-traded futures contracts for corn, natural gas and unleaded gasoline from time to time. The price of unleaded gasoline also affects the price we receive for our ethanol under indexed contracts. The financial statement impact of these activities is dependent upon, among other things, the prices involved and our ability to sell sufficient products to use all of the corn and natural gas for which we have futures contracts. Hedging arrangements, if entered into, will also expose us to the risk of financial loss in situations where the other party to the hedging contract defaults on its contract or, in the case of exchange-traded contracts, where there is a change in the expected differential between the underlying price in the hedging agreement and the actual prices paid or received by the Company. Hedging activities can themselves result in losses when a position is purchased in a declining market or a position is sold in a rising market. A hedge position is often settled in the same time frame as the physical commodity is either purchased (corn and natural gas) or sold (ethanol). Hedging losses may be offset by a decreased cash price for corn and natural gas and an increased cash price for ethanol. If we do hedge, the Company may also vary the amount of hedging or other risk mitigation strategies we undertake, and we may choose not to engage in hedging transactions at all. As a result, the Company’s results of operations and financial position may be adversely affected by increases in the price of corn or natural gas or decreases in the price of ethanol or unleaded gasoline.

The Company may be substantially dependent on one or two facilities, and any operational disruption could result in a reduction of sales volumes and could cause us to incur substantial losses.

Most of the Company’s anticipated revenues are and will continue to be derived from the sale of ethanol and the related co-products that we plan to produce. Once commenced, our anticipated operations may be subject to significant interruption if any of our facilities experience a major accident or are damaged by severe weather or other natural disasters. In addition, our operations may be subject to labor disruptions and unscheduled downtime, or other operational hazards inherent in the ethanol industry, such as equipment failures, fires, explosions, abnormal pressures, blowouts, pipeline ruptures, transportation accidents and natural disasters. Some of these operational hazards may cause personal injury or loss of life, severe damage to or destruction of property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. The insurance that the Company plans to obtain, if obtained, may not be adequate to fully cover the potential operational hazards described above.

The Company may not be able to implement business plan for acquisition and expansion as planned or at all.

The Company plans to grow our contemplated business by investing in new or existing facilities. We believe that there is increasing competition for suitable sites. Therefore, we may not find suitable additional sites for construction of new facilities or other suitable expansion opportunities.

The Company may need financing to implement our business strategies and we may not have access to the funding required or such funding may not be available to us on acceptable terms. We may finance the expansion of our business with additional indebtedness or by issuing additional equity securities. We could face financial risks associated with incurring additional indebtedness, such as reducing our liquidity and access to financial markets and increasing the amount of cash flow required to service such indebtedness, or associated with issuing additional stock, such as dilution of ownership and earnings.

The Company must also obtain numerous regulatory approvals and permits in order to construct and operate additional or expanded facilities. These requirements may not be satisfied in a timely manner or at all. In addition, as described on page 32 under “—The Company may be adversely affected by environmental, health and safety laws, regulations and liabilities,” federal and state governmental requirements may substantially increase our costs, which could have a material adverse effect on the results of our contemplated operations and financial position. Our contemplated expansion plans may also result in other unanticipated adverse consequences, such as diverting management’s attention from our existing operations.

Our anticipated construction costs may also increase to levels that would make a new facility too expensive to complete or unprofitable to operate. Contractors, engineering firms, construction firms, and equipment suppliers also receive requests and orders from other ethanol companies and, therefore, the Company may not be able to secure their services or products on a timely basis or on acceptable financial terms. The Company may suffer significant delays or cost overruns as a result of a variety of factors, such as shortages of workers or materials, transportation constraints, adverse weather, unforeseen difficulties or labor issues, any of which could prevent us from commencing operations as expected at our facilities.

Accordingly, the Company may not be able to implement our acquisition or expansion strategy as planned or at all. We may not find additional appropriate sites for new facilities and we may not be able to finance, construct, develop, or operate these new or expanded facilities successfully.

Potential future acquisitions could be difficult to find and integrate, divert the attention of key personnel, disrupt business, dilute stockholder value, and adversely affect financial results.

As part of the Company’s business strategy, the Company may consider acquisitions of building sites, production facilities, storage or distribution facilities and selected infrastructure. The Company may not find suitable acquisition opportunities.

Acquisitions involve numerous risks, any of which could harm our contemplated business, including:

▪
difficulties in integrating the operations, technologies, products, existing contracts, accounting processes and personnel of the target and realizing the anticipated synergies of the combined businesses;

▪	difficulties in supporting and transitioning customers, if any, of the target company or assets;

▪	diversion of financial and management resources from existing operations;

▪	the price paid or other resources devoted may exceed the value we realize, or the value to be realized if the Company had allocated the purchase price or other resources to another opportunity;

▪	risks of entering new markets or areas in which the Company has limited or no experience;

▪	potential loss of key employees, customers and strategic alliances from the Company’s contemplated business or the business of the target;

▪	assumption of unanticipated problems or latent liabilities, such as problems with the quality of the products of the target; and

▪	inability to generate sufficient revenue to offset acquisition costs.

Acquisitions also frequently result in the recording of goodwill and other intangible assets which are subject to potential impairments in the future that could harm the Company’s financial results. In addition, if the Company finances acquisitions by issuing convertible debt or equity securities, our existing stockholders may be diluted, which could affect the market price of our common stock. As a result, if the Company fails to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions and we may incur costs in excess of what we anticipate. The failure to successfully evaluate and execute acquisitions or investments or otherwise adequately address these risks could materially harm our business and financial results.

Growth in the sale and distribution of ethanol is dependent on the changes to and expansion of related infrastructure which may not occur on a timely basis, if at all, and the Company’s contemplated operations could be adversely affected by infrastructure disruptions.

Substantial development of infrastructure will be required by persons and entities outside the Company’s control for our contemplated operations, and the ethanol industry generally, to grow. Areas requiring expansion include, but are not limited to:

▪	additional rail capacity;

▪	additional storage facilities for ethanol;

▪	increases in truck fleets capable of transporting ethanol within localized markets;

▪	expansion of refining and blending facilities to handle ethanol; and

▪	growth in service stations equipped to handle ethanol fuels.

Substantial investments required for these infrastructure changes and expansions may not be made or they may not be made on a timely basis. Any delay or failure in making the changes to or expansion of infrastructure could hurt the demand or prices for the Company’s contemplated products, impede our delivery of those products, impose additional costs on us, or otherwise have a material adverse effect on our results of contemplated operations or financial position. The Company’s contemplated business will be dependent on the continuing availability of infrastructure and any infrastructure disruptions could have a material adverse effect on our business.

New ethanol plants under construction or decreases in the demand for ethanol may result in excess U.S. production capacity.

According to the Renewable Fuels Association, domestic ethanol production capacity has increased from 1.9 BGY as of January 2001 to an estimated 4.6 BGY at June 30, 2006. During March and April 2006 ethanol was produced at record and near-record levels of 392.2 million gallons and 363.6 million gallons. The Renewable Fuels Association estimates that, as of June 30, 2006, approximately 2.2 BGY of additional production capacity is under construction. According to the Research Institute of America, at the end of 2005, 95 ethanol refineries were in production, 14 began operations, 30 began construction and 10 were expanded. Certain of the new refineries are being built in California, North Carolina, Arizona, Texas and New Mexico. The Research Institute of America has reported that, according to information provided to it, in the second quarter of 2006 there are more than 150 ethanol projects that are seeking financing. Excess capacity in the ethanol industry would have an adverse effect on the Company’s contemplated results of operations, cash flows, and financial position. In a manufacturing industry with excess capacity, producers have an incentive to manufacture additional products for so long as the price exceeds the marginal cost of production (i.e., the cost of producing only the next unit, without regard for interest, overhead or fixed costs). This incentive can result in the reduction of the market price of ethanol to a level that is inadequate to generate sufficient cash flow to cover costs.

The Company may not be able to compete effectively in the U.S. and foreign ethanol industries.

In the U.S., the Company’s contemplated business would compete with other corn processors, ethanol producers and refiners. As of March 2006, the top 12 producers accounted for at least 50% of the ethanol production capacity in the U.S. according to the Renewable Fuels Association.

Current capacity (as of March 2006)	MMGY	Number of plants	Share of the market
Archer Daniels Midland	1,070	7	24%
VeraSun	230	2	5
Aventine Renewable Energy	150	2	3
Cargill	120	2	3
Abengoa Bioenergy	110	3	2
Hawkeye Renewables	105	2	2
New Energy	102	1	2
Midwest Grain Processors*	100	1	2
MGP Ingredients	78	1	2
Tate & Lyle (formerly AE Staley)	67	1	1
Chief Ethanol	62	1	1
Sioux River Ethanol*	55	1	1

*	Farmer-owned

A number of competitors are divisions of substantially larger enterprises and have substantially greater financial resources than the Company plans to have. Smaller competitors also pose a threat. Farmer-owned cooperatives and independent firms consisting of groups of individual farmers and investors have been able to compete successfully in the ethanol industry. These smaller competitors operate smaller facilities which do not affect the local price of corn grown in the proximity to the facility as much as larger facilities. In addition, many of these smaller competitors are farmer-owned and often require their farmer-owners to commit to selling them a certain amount of corn as a requirement of ownership. A significant portion of production capacity in the ethanol industry consists of smaller-sized facilities. Most new ethanol plants under development across the country are individually owned. In addition, institutional investors and high net worth individuals could heavily invest in ethanol production facilities and oversupply the demand for ethanol, resulting in lower ethanol price levels that might adversely affect the results of the Company’s contemplated operations and financial position.

The ethanol industry also includes increasing competition from international suppliers. Although there is a $0.54 per gallon tariff (which is scheduled to expire in 2007) on foreign produced ethanol that is approximately equal to the blenders’ credit, ethanol imports equivalent to up to 7% of total domestic production in any given year from various countries were exempted from this tariff under the Caribbean Basin Initiative to spur economic development in Central America and the Caribbean. Currently, international suppliers produce ethanol primarily from sugar cane and have cost structures that may be substantially lower than ours.

Any increase in domestic or foreign competition could result in reduced ethanol prices. As a result, the Company could be forced to take other steps to compete effectively, which could adversely affect the results of our contemplated operations and financial position.

The U.S. ethanol industry is highly dependent upon federal and state legislation and regulation and any changes in legislation or regulation could materially and adversely affect the results of the Company’s contemplated operations and financial position.

The elimination or significant reduction in the blenders’ credit could have a material adverse effect on the results of the Company’s contemplated operations and financial position. The cost of producing ethanol is made significantly more competitive with regular gasoline by federal tax incentives. Before January 1, 2005, the federal excise tax incentive program allowed gasoline distributors that blended ethanol with gasoline to receive a federal excise tax rate reduction for each blended gallon sold. If the fuel was blended with 10% ethanol, the refiner/marketer paid $0.052 per gallon less tax, which equated to an incentive of $0.52 per gallon of ethanol. The $0.52 per gallon incentive for ethanol was reduced to $0.51 per gallon in 2005 and is scheduled to expire (unless extended) in 2010. The blenders’ credits may not be renewed in 2010 or may be renewed on different terms. In addition, the blenders’ credits, as well as other federal and state programs benefiting ethanol (such as tariffs), generally are subject to U.S. government obligations under international trade agreements, including those under the World Trade Organization Agreement on Subsidies and Countervailing Measures, and might be the subject of challenges thereunder, in whole or in part. The elimination or significant reduction in the blenders’ credit or other programs benefiting ethanol may have a material adverse effect on the results of the Company’s contemplated operations and financial position.

Ethanol can be imported into the U.S. duty-free from some countries, which may undermine the ethanol industry in the U.S.

Imported ethanol is generally subject to a $0.54 per gallon tariff that was designed to offset the $0.51 per gallon ethanol incentive available under the federal excise tax incentive program for refineries that blend ethanol in their fuel. A special exemption from the tariff exists for ethanol imported from 24 countries in Central America and the Caribbean Islands, which is limited to a total of 7% of U.S. production per year. Imports from the exempted countries may increase as a result of new plants under development. Since production costs for ethanol in these countries are estimated to be significantly less than what they are in the U.S., the duty-free import of ethanol through the countries exempted from the tariff may negatively affect the demand for domestic ethanol and the price at which we sell our ethanol. In May 2006, bills were introduced in both the U.S. House of Representatives and U.S. Senate to repeal the $0.54 per gallon tariff. The Company does not know the extent to which the volume of imports would increase or the effect on U.S. prices for ethanol if this proposed legislation is enacted or if the tariff is not renewed beyond its current expiration in December 2007. Any changes in the tariff or exemption from the tariff could have a material adverse effect on our results of operations and financial position.

The effect of the renewable fuels standard in the recent Energy Policy Act is uncertain.

The use of fuel oxygenates, including ethanol, was mandated through regulation, and much of the forecasted growth in demand for ethanol was expected to result from additional mandated use of oxygenates. Most of this growth was projected to occur in the next few years as the remaining markets switch from MTBE to ethanol. The recently enacted energy bill, however, eliminated the mandated use of oxygenates and established minimum nationwide levels of renewable fuels (ethanol, biodiesel or any other liquid fuel produced from biomass or biogas) to be included in gasoline. Because biodiesel and other renewable fuels in addition to ethanol are counted toward the minimum usage requirements of the renewable fuel standard, the elimination of the oxygenate requirement for reformulated gasoline may result in a decline in ethanol consumption, which in turn could have a material adverse effect on the results of the Company’s contemplated operations and financial condition.

The legislation did not include MTBE liability protection sought by refiners, and ethanol producers have generally estimated that this will result in accelerated removal of MTBE and increased demand for ethanol. Refineries may use other possible replacement additives, such as iso-octane, iso-octene or alkylate. Accordingly, the actual demand for ethanol may increase at a lower rate than production for estimated demand, resulting in excess production capacity in our industry, which would negatively affect our results of operations, financial position and cash flows. See “—New ethanol plants under construction or decreases in the demand for ethanol may result in excess U.S. production capacity” on page 30.

Waivers of the RFS minimum levels of renewable fuels included in gasoline could have a material adverse affect on the results of the Company’s contemplated operations.

Under the Energy Policy Act, the U.S. Department of Energy, in consultation with the Secretary of Agriculture and the Secretary of Energy, may waive the renewable fuels mandate with respect to one or more states if the Administrator of the EPA, determines that implementing the requirements would severely harm the economy or the environment of a state, a region of the U.S., or that there is inadequate supply to meet the requirement. Any waiver of the RFS with respect to one or more states would adversely offset demand for ethanol and could have a material adverse effect on the results of the Company’s contemplated operations and financial condition.

The Company may be adversely affected by environmental, health and safety laws, regulations and liabilities.

As we pursue our business plan, we will become subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. In addition, some of these laws and regulations require our contemplated facilities to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.

Furthermore, upon effecting our plan, we may become liable for the investigation and cleanup of environmental contamination at each of the properties that we own or operate and at off-site locations where we may arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, the Company may be responsible under CERCLA, or other environmental laws for all or part of the costs of investigation and/or remediation, and for damages to natural resources. The Company may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. Some of these matters may require expending significant amounts for investigation, cleanup, or other costs.

In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws, or other developments could require the Company to make additional significant expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at ethanol production facilities. Present and future environmental laws and regulations (and interpretations thereof) applicable to ethanol operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on the results of the Company’s contemplated operations and financial position.

The hazards and risks associated with producing and transporting ethanol and DDGS (such as fires, natural disasters, explosions, and abnormal pressures and blowouts) may also result in personal injury claims or damage to property and third parties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. However, the Company could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or third parties or other losses that are not fully covered by insurance could have a material adverse effect on the results of the Company’s contemplated operations and financial position.

The Company is dependent upon its officers for management and direction, and the loss of any of these persons could adversely affect the Company’s contemplated operations and results.

The Company is dependent upon our officers, including our Chief Executive Officer, Chief Operating Officers, and Executive Chairman, for implementation of our proposed expansion strategy and execution of our contemplated business. The Company does not maintain “key person” life insurance for any of our officers. The loss of any of our officers could delay or prevent the achievement of our contemplated business objectives.

The Company’s contemplated competitive position, financial position and results of operations may be adversely affected by technological advances.

The development and implementation of new technologies may result in a significant reduction in the costs of ethanol production. For instance, any technological advances in the efficiency or cost to produce ethanol from inexpensive, cellulosic sources such as wheat, oat or barley straw could have an adverse effect on our contemplated business, because the facilities we contemplates acquiring are designed to produce ethanol from corn, which is, by comparison, a raw material with other high value uses. The Company cannot predict when new technologies may become available, the rate of acceptance of new technologies by our competitors or the costs associated with new technologies. In addition, advances in the development of alternatives to ethanol could significantly reduce demand for or eliminate the need for ethanol.

Any advances in technology which require significant capital expenditures to remain competitive or which reduce demand or prices for ethanol would have a material adverse effect on the results of the Company’s operations and financial position.

The Company may have liabilities arising from its prior business.

Simultaneous with the closing of the Merger, NIE acquired the business of the Company and will continue the business operations of Ethanex N.A. as a publicly-traded company. Although Ethanex N.A. conducted due diligence of NIE, there is a risk that the Company could be liable for liability arising from the prior business of NIE. The Merger Agreement contains a limited stockholder post-closing adjustment to the number of shares of common stock issued to pre-merger Ethanex N.A. stockholders as a means of providing a remedy for breaches of representations made in the Merger Agreement by NIE, including representations related to undisclosed NIE liabilities, however, there is no comparable protection offered to our other investors. Any such liabilities of NIE may survive the Merger and could harm our revenues, business, prospects, financial condition and results of operations upon our acceptance of responsibility for such liabilities.

Risks Related to Our Common Stock

Shares of ethanol companies that trade in the public markets may be overvalued.

Recently, a number of ethanol companies have entered the public markets. In addition, as of June 30, 2006, at least two ethanol businesses had filed registration statements with the SEC for initial public offerings to be concluded during the second or third quarter of 2006. As a result of the continuing influx of the shares of these companies and the levels at which they trade in comparison to the current earnings of these companies, the volatility of the price of the Company’s shares may be greater than otherwise. Moreover, adverse movement in the market price of shares of other ethanol producers may adversely affect the value of the Company’s shares for reasons related or unrelated to Company’s contemplated business. The presence of these competitive share offerings may also make it more difficult for the stockholders of the Company to resell their shares in the public markets.

The Company has broad discretion over the use of a significant portion of the net proceeds of the Offering. The Company’s management will determine, with its Board of Directors, but without the need for stockholder approval, how to allocate a significant portion of these proceeds. If we do not wisely allocate the proceeds, our business plan could be seriously impacted.

The Company has broad discretion to allocate a significant portion of the net proceeds of the Offering, subject to certain limitations imposed by the parties arranging the Offering. The timing and amount of the Company’s actual expenditures are subject to change and will be based on many factors, including:

▪	competition, market, and other developments;

▪	the ability of the Company to attract and retain quality employees;

▪	the ability of the Company to implement our sales, marketing, product development, manufacturing, and investor/public relations plans; and

▪	the on-going accounting, legal, and other costs of being a publicly-traded company.

There is no active public market for the Company’s Common Stock, and prospective investors may not be able to resell their shares at their purchase price, if at all.

Although the Company’s Common Stock is currently quoted for trading on the NASD’s OTC Bulletin Board, there currently is no active public market for the Common Stock. An active public market for the Common Stock may not develop or be sustained after the Merger. The offering price of the Offering is not indicative of future market prices.

Investors who purchased securities in the Offering purchased at a price that was not established in a competitive market. The public market may not agree with or accept this valuation, in which case stockholders may not be able to sell their Common Stock at or above the offering price, if at all. The market price of the Common Stock may fluctuate significantly in response to factors, some of which are beyond the Company’s control, including the following:

▪	Actual or anticipated variations in operating results;

▪	The limited number of holders of the Common Stock, and the limited liquidity available through the OTC Bulletin Board;

▪	Changes in financial estimates by securities analysts;

▪	Changes in the economic performance and/or market valuations of other energy companies;

▪	The Company’s announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

▪	Additions or departures of key personnel; and

▪	Sales or other transactions involving the Company’s capital stock.

Because the Company became public by means of a reverse merger with an existing company, we may not be able to attract the attention of major brokerage firms and, as a public company, will incur substantial expenses.

Additional risks may exist since the Company became public through a “reverse merger.” No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

As a result of the Merger, the Company is publicly-traded and, accordingly, subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of the Company’s financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders will cause the Company’s expenses to be higher than they would be if we remained privately-held and did not enter into the Merger. In addition, the Company will incur substantial expenses in connection with the preparation of the Registration Statement and related documents with respect to the registration of the shares issued in the Offering. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Failure by the Company to comply with the federal securities laws could result in private or governmental legal action against the Company and/or our officers and directors, which could have a detrimental effect on the Company's business and finances, the value of the Company’s stock, and the ability of stockholders to resell their stock.

Our Management Team Does Not Have Extensive Experience in Public Company Matters.

Our management team has had limited public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

The Common Stock may be considered “a penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Initially, the market price of the Common Stock is likely to be less than $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the Common Stock and may affect the ability of investors to sell their shares. In addition, since the Common Stock is currently traded on the NASD’s OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

A significant number of the Company’s shares will be eligible for sale, and their sale could depress the market price of the Company’s stock.

Sales of a significant number of shares of the Common Stock in the public market following this Merger could harm the market price of the Common Stock. As additional shares of the Common Stock become available for resale in the public market pursuant to the registration of the securities issued in the Offering, and otherwise, the supply of the Common Stock will increase, which could decrease its price. Some or all of the shares of Common Stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of Common Stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market Common Stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks before such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

The securities issued in connection with the Merger are “restricted” securities that have not been registered under federal or state securities laws and will not be freely transferable. Holders of these securities must be prepared to bear the economic risks of investment for an indefinite period of time since the securities cannot be sold unless they are subsequently registered or an exemption from registration is available. The Company assumed a Registration Rights Agreement pursuant to which certain registration rights were granted under the Securities Act with respect to certain shares of the Common Stock. See “The Offering.”

The Company’s principal stockholders will have significant voting power and may take actions that may not be in the best interests of other stockholders.

After the Offering and the Merger, the Company’s officers, directors, principal stockholders, and their affiliates will control a significant percentage of the outstanding Common Stock. If these stockholders act together, they will be able to exert significant control over the Company’s management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of the Common Stock. This concentration of ownership may not be in the best interests of all the Company’s stockholders.

Stockholders should not anticipate receiving cash dividends on the Company’s stock.

The Company has never declared or paid any cash dividends or distributions on our capital stock. The Company currently intends to retain future earnings to support operations and to finance expansion and therefore does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

We May Not Be Able To Effectively Manage Our Growth.

If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

▪	meet our capital needs;

▪	expand our systems effectively or efficiently or in a timely manner;

▪	allocate our human resources optimally;

▪	identify and hire qualified employees or retain valued employees; or

▪	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth and our operations, our financial results could be adversely affected.

2.  MANAGEMENT’S PLAN OF OPERATION

Ethanex N.A. was incorporated in 2006 with the objective to participate in the cyclical and secular trends in the energy sector. Initially, the Company plans to produce two primary products that place the Company in two distinct industries both commodities in nature: the ethanol fuel component and livestock feed.

The demand for ethanol is increasing. Based on data published by the Renewable Fuels Association, the industry trade group of ethanol producers, in 2005, 95 ethanol plants produced a record 4.0 billion gallons of ethanol, an increase of 17% from 2004 and 126% from 2001. According to the Research Institute of America, at the end of 2005, 95 ethanol refineries were in production, 14 new refineries began operations, 30 began construction and 10 were expanded. Certain of the new refineries are being built in California, North Carolina, Arizona, Texas and New Mexico.

The Company intends to own and operate ethanol plants and to market both dried distillers grain with solubles (“DDGS”) and ethanol. To address the shortfall in production capacity resulting from government mandated programs and the recent bans on MTBE, the Company has implemented three development programs:

▪
actively market our fractionation technology to smaller existing ethanol producers in exchange for equity positions in the existing operations. These 20-30 MMGY (millions of gallons per year) ethanol plants will be suitable for meaningful, near-term expansion and conversion to alternative energy source or fuels;

▪	acquiring co-location rights from coal-fired electric utilities for brownfield development of new plants; and

▪	actively acquiring options on proposed ethanol plants with a significant proportion of project development and environmental permits in place with distinct alternative energy sources or fuels.

By 2010 the Company plans to have established production capacity of over 500 MMGY of denatured, fuel grade ethanol and 1.7 million tons of DDGS. The Company plans to own and operate four to seven plants in the United States geographically dispersed coast to coast. The Company’s technical abilities and operating model will make it one of the industry’s low cost producers. The Company expects to continue to grow through existing plant expansions, new plant development and strategic acquisitions. The Company further expects that as a publicly traded ethanol company, we will be able to access capital at a lower cost than our privately-owned competitors and may be able to use our shares to acquire either ethanol producers in properly accretive transactions.

On August 3, 2006, Ethanex N.A. acquired all of the capital stock of IPT Ethanol, Inc., a then-wholly owned subsidiary of IPT. See “Certain Relationships and Related Transactions” on page 45. Based in Santa Rosa, California, IPT is an engineering and power generation project development company with over 22 years of operating history in the alternative energy space. IPT has been responsible for the successful planning, design and construction of more than 30 energy projects utilizing a variety of fuels and energy conversion systems. The fuels produced or utilized in IPT’s projects have included ethanol, natural gas, coal, wellhead residual gas, digester gas, urban waste, scrap tires, biomass fuels, agricultural waste, and hydropower. IPT has significant experience in the areas of siting, regulatory and permitting activities, as well as design, construction management, and plant operations.

In late 2005, IPT began site selection for a 40 MMGY ethanol processing facility in northeast Kansas. In May 2006, IPT entered into a LOU with a NYSE-listed electric utility located in the Midwest for the joint evaluation of the environmental and operational impact of siting a 132 MMGY ethanol plant at a large coal-fired generating facility owned by the electric utility. The LOU provides IPT with a six-month exclusive study period ending November 30, 2006. IPT assigned all of its rights in the LOU to IPT Ethanol, Inc. before the acquisition of IPT Ethanol, Inc. by Ethanex N.A.

Upon the receipt of favorable results from the study and upon the satisfactory negotiation of business terms between the electric utility and the Company for the development of the proposed plant, the electric utility and the Company intend to enter into a definitive agreement to site the ethanol plant at the coal-fired generating facility. The Company’s ability to participate in this project is wholly dependent, however, on the successful fulfillment of several conditions, including:

▪	favorable results for the siting of the facility;

▪	receipt of all necessary environmental and other permits;

▪	acquisition of capital for the development and construction of the plant

▪	securing acceptable terms from the electric utility; and

▪	review and approval of the project by the electric utility's board of directors.

In July 2006, the Company entered into a letter of intent with SEMO Milling, LLC and on August 4, 2006 entered into a definitive Joint Venture Agreement, and ancillary agreements related thereto, to build a 132 MMGY ethanol plant co-located with SEMO Milling’s dry corn mill production facility at the SEMO port authority in Scott City, Missouri. The Company intends to build the ethanol plant using next generation ethanol production fractionation technology .

The Company intends to market next generation ethanol production fractionation technology - a process that increases the starch concentration of feedstock and lowers the cost of producing ethanol - to existing ethanol plants as a means for such plants to lower production costs in exchange for equity interests in those existing ethanol plants.

In August 2006, the Company entered into a Letter of Intent with Star Ethanol, LLC with a view towards construction and operating a 132MM gallon ethanol production facility in Franklin County, Illinois, utilizing fractionation technology in the production of ethanol and ethanol-related products.

The Company has identified existing operational ethanol plants with production capacity of 30 MMGY or less that meet its selection criteria. The Company generally requires that such facilities have acceptable rail access, sufficient feedstock sources, strong local demand for DDGS and are suitable for expansion. Taking advantage of our industry relationships, the Company has plans to market our fractionation process to these existing ethanol producers in exchange for equity interests in the existing ethanol plants. The Company estimates that, after completion of the Offering, we will enter into two to five of these agreements. Our ability to do so, however, is contingent on the willingness of the current owners of the plants to enter into agreements with the Company on terms that we consider acceptable. Because of the current high level of both ethanol prices on a historical basis and investor interest in the industry, and because a relatively small number of independently-owned operations, it may be difficult for the Company to negotiate reasonable terms.

The Company contemplates the need for additional debt and equity financings during 2006 in order to be able to successfully complete its developing projects, including the building of its anticipated facilities. The Company expects to hire employees on an as-needed basis, commensurate with the Company’s continued growth and development.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements as defined under Item 303(c) of Regulation S-B promulgated by the SEC.

3.  DESCRIPTION OF PROPERTY

The Company’s principal executive offices are located at 14500 Parallel Road, Suite A, Basehor, Kansas 66007 and our phone number is (913) 724-4106. The Company currently leases this space at a base annual rate of $11,100, or $925 per month. The lease expires on July 17, 2007. The offices are suitable to accommodate the Company’s space requirements.

The Company is currently negotiating a lease for executive offices located in South Carolina. Also, in connection with the SEMO joint venture, a food grade, dry mill corn processing facility is under construction. Upon the completion of the production facility, the Company will own a 50% interest in such facility

4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 1, 2006, after the successful consummation of the Merger, by (1) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of the Common Stock; (2) each of our directors and executive officers; and (3) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is 14500 Parallel Road, Suite A, Basehor, KS 66007.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Common Stock Outstanding
Albert W. Knapp(2)	6,000,000	9.84%
Bryan J. Sherbacow(2)	6,000,000	9.84%
Randall L. Rahm(2)	6,000,000	9.84%
Robert C. Walther(2)	6,000,000	9.84%
John Farris Norris Jr.	—	—
Directors and Executive Officers as a Group	24,000,000	39.34%

(1)
Beneficial ownership is calculated based on 61,000,000 shares of Common Stock issued and outstanding as of the Closing Date. Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC. The number of shares beneficially owned by a person includes shares of Common Stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Closing Date. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

(2)	Shares acquired in Merger as a holder of Class A shares of Ethanex N.A.

5.  DIRECTORS AND EXECUTIVE OFFICERS

The following persons are the executive officers and directors of the Company following the Merger and hold the offices set forth opposite their names.

Name	Age	Position
Albert W. Knapp	54	Chief Executive Officer Director
Randall L. Rahm	55	Co-Chief Operating Officer Director
Bryan J. Sherbacow	37	Co-Chief Operating Officer Director
Robert C. Walther	71	Executive Chairman
John Farris Norris Jr.	57	Director

Executive Officers& Directors

Albert W. Knapp, III, Chief Executive Officer & Director

Before joining the Company as its Chief Executive Officer in 2006, Albert Knapp was the Senior Vice President of Business Development at TIC - The Industrial Company (TIC). Mr. Knapp was responsible for TIC’s efforts within the ethanol industry. Mr. Knapp has 30 years of management service in a progression of positions with expertise involving corporate management, business development, project execution, operations, estimating, design, and construction management. As Senior Vice President for TIC, Mr. Knapp had spent the last 13 years proposing, negotiating, and overseeing execution of Engineer Procure & Construct (“EPC”) projects. Previously, he had been Vice President/General

Manager of TIC Southeast, Inc., and has also served as Central Region and Western Region Vice President. In these positions, Mr. Knapp was responsible for marketing, as well as estimating and executing projects that generated up to 40% of TIC’s revenue. Mr. Knapp was responsible for developing strategic alliances and joint ventures for the pursuit and execution of EPC power and energy projects. His responsibilities have included selecting engineering services, evaluating equipment vendors, developing contractual teaming/joint venture relationships, maintaining client contact, negotiating contract terms and conditions, contract administration, partnering, estimating, scheduling, procurement management and project oversight at the executive level. Mr. Knapp was instrumental in establishing TIC’s diversified marketing strategy that included ethanol. He selected Delta T Corporation as TIC’s Strategic Partner and established the Strategic Alliance setting forth the groundwork for the two companies to share in an explosive growth market. Mr. Knapp also serves as a director of the American Gelbvieh Association, a non-profit organization.

Randall Rahm, Co-Chief Operating Officer& Director

Before joining the Company in 2006, Mr. Rahm was the Director, Fuel Services for Westar Energy, Inc. He was responsible for coal procurement and transportation for over 13.5 million tons annually. Before joining Westar Energy he was employed by Amax Coal West, Inc. for 10 years in Gillette, WY as the Special Projects Manager. From 1991 to 1993, Mr. Rahm managed the world’s largest commercial sub-bituminous coal dryer located at the Amax Belle Ayr Mine. Under Mr. Rahm’s management, extensive research was conducted on the Coal Dryer project in the areas of reducing the dried PRB coal’s reactive characteristics, dust suppression, explosion characteristics, spontaneous combustion, and coal dust fire-fighting procedures. Mr. Rahm was also employed with McNally Pittsburg, Inc. for 14 years as a senior project manager, where he has built coal dryers and prepared and handled systems throughout the United States and Canada. Mr. Rahm has over 30 years experience in the coal industry and is a past chairman of the ASME’s Fuels and Combustion Technology (FACT) Division. Mr. Rahm is the founder, executive director and former chairman of the PRB Coal Users’ Group, a non-profit entity. The PRB Coal Users’ Group has over 1000 members of which 635 are from 76 operating companies. In 2006, the Secretary of Energy, Samuel W. Bodman, appointed Mr. Rahm to the National Coal Council.

Bryan Sherbacow, Co-Chief Operating Officer, Controller & Director

Before joining the Company in 2006, Bryan Sherbacow was an asset manager, since 1993, investing in both public and private companies. He is personally responsible for over $2.5 billion in transactions comprised primarily of publicly traded equity, convertible preferred and high yield bond securities. In 1995, Mr. Sherbacow established The Armistead Group, Inc. (TAG) in New York to provide analytical and trading services as well as manage its hedge fund business. In 2005, Mr. Sherbacow established a private equity group within TAG to invest in coal and alternative energy companies. Mr. Sherbacow also serves on the Board of Directors for the Charleston Concert Association.

Robert C. Walther, Executive Chairman

Robert C. Walther joined the Company in 2006 as Executive Chairman. Mr. Walther founded Industrial Power Technology in 1983 and is currently its President. As a professional engineer and certified plant engineer, he is responsible for the strategic planning, design, and construction of power generation and control systems. Over the last 35 years, Mr. Walther has been a team leader in developing and constructing numerous utility and private sector power generating stations and transmission systems. This, along with the understanding of fuel and its availability, has lead to programs of effective fuel utilization and energy optimization, as well as cost-effective programs of long-term fuel acquisition. Mr.

Walther has personally led Industrial Power Technology’s international expansion into the U.K., Philippines, and the People’s Republic of China, where Industrial Power Technology’s development team has developed several power projects. Mr. Walther also has extensive experience in engineering and construction management for roads, utilities, and all associated systems. He is also responsible for the planning and management of the development and construction of environmental systems, including zero discharge of liquid waste streams, and air quality clean-up systems. Mr. Walther is President and CEO of IPT Ethanol, Inc, the Company’s subsidiary.

John Farris Norris Jr., Director

John Farris Norris Jr. joined Duke Power Company in 1982 as an Assistant Engineer, progressing through various positions until his departure in 1999 as Senior Vice President of Duke Energy Corporation and Chairman and Chief Executive Officer of Duke Energy Global Asset Development. In 1999, Mr. Norris joined the American Bureau of Shipping Group as President and Chief Operating Officer, and, in the same year joined American Electric Power as Senior Vice President, Operations and Technical Services. In 2003, Mr. Norris became self employed as a private consultant to companies in energy related industries, including Fuel Tech. Mr. Norris is currently the managing director of Fuel Tech, N.V.

Our above-listed officers and directors have neither been convicted in any criminal proceeding during the past five years nor parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Changes to the Board of Directors

The Company’s Board of Directors will consist of five members, each director serving a term of one year. On the Closing Date, Amanda Lamothe and Luke Willis, constituting all of the directors of NIE before the Merger, appointed Robert C. Walther, Albert W. Knapp, Bryan J. Sherbacow, Randall L. Rahm and John Farris Norris Jr. to fill the vacancies on the Board. Also on the Closing Date, Ms. Lamothe and Mr. Willis resigned from the Board.

Board Committees

The Board intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by Sarbanes-Oxley and the national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.” Additionally, the Board is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination by the Board, the full Board will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Code of Ethics

The Company has not formally adopted a written code of ethics that applies to the Company’s principal executive officer, principal financial officer or controller, or persons performing similar functions. Based on the Company’s small size, early development stage and limited financial and human resources, NIE did not adopt a written code of ethics before the Merger. We intend to formalize and adopt a written code of ethics as soon as practicable following the Closing Date.

6.  EXECUTIVE COMPENSATION

Executive Compensation

The Company was formed on May 31, 2006. Accordingly, no compensation was paid to its executive officers during the fiscal year ended December 31, 2005, or any previous fiscal year. Also, no options or freestanding SARs were granted to its executive officers during the fiscal year ended December 31, 2005, or any previous fiscal year.

Compensation of Directors

There are currently no compensation arrangements in place for the members of the Board. These will be determined once the Company’s Board is finalized and the compensation committee is formed.

Employment Agreements

On the Closing Date and in connection with the Merger, the Company assumed the employment agreements between Ethanex N.A. and each of Messrs. Knapp, Rahm, Sherbacow, and Walther pursuant to which, as of the closing of the Merger, they shall hold the positions of Chief Executive Officer, Co-Chief Operating Officer, Co-Chief Operating Officer and Controller, and Executive Chairman, respectively. These Employment Agreements have been attached as Exhibits 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Mr. Knapp’s employment agreement provides for a four year term, with an initial annual base salary of $195,000, and the potential increase to $210,000 and $270,000 upon achieving certain operational steps in the growth of the Company, and an annual bonus subject to the Company achieving its target performance levels as approved by the Compensation Committee of the Board. Mr. Knapp also is entitled to receive an option grant of 250,000 shares from the Company’s 2006 Plan, 33.3% of which option shall be exercisable on the first anniversary of the grant, 33.3% of which option shall become exercisable on the second anniversary of the grant, and the remaining 33.4% of which shall become exercisable on the third anniversary of the grant. Under the agreement, Mr. Knapp will be subject to traditional non-competition and employee non-solicitation restrictions while he is employed by the Company and for one year thereafter. Mr. Knapp and his spouse and dependants will be entitled to participate in the Company’s benefit plans in substantially the same manner, including but not limited to, responsibility for the cost thereof, and at substantially the same levels as the Company makes such opportunities available to all of the Company’s managerial or salaried executive employees and their dependants. Subject to certain notice requirements, either of Mr. Knapp or the Company will be entitled to terminate the employment agreement at any time. If the Company terminates the employment agreement without Cause (as defined in the agreement) or Mr. Knapp terminates the employment agreement for Good Reason (as defined in the agreement), then Mr. Knapp is entitled to receive earned but unpaid base salary, unpaid pro rata annual bonus, and unused vacation days accrued through his scheduled termination date, plus a one time severance payment equal to his then-current annual base salary, as well as continuation, at the Company’s expense, of Mr. Knapp’s participation in the benefit programs.

Mr. Rahm’s employment agreement provides for a four year term, with an initial annual base salary of $180,000, with the potential increase to $195,000 and $255,000 upon achieving certain operational steps in the growth of the Company, and an annual bonus subject to the Company achieving its target performance levels as approved by the Compensation Committee of the Board. Mr. Rahm also is entitled to receive an option grant of 250,000 shares from the Company’s 2006 Plan, 33.3% of which option shall be exercisable on first anniversary of the grant, 33.3% of which option shall become exercisable on second anniversary of the grant, and the remaining 33.4% of which shall become exercisable on third anniversary of the grant,. Under the agreement, Mr. Rahm will be subject to traditional non-competition and employee non-solicitation restrictions while he is employed by the Company and for one year thereafter. Mr. Rahm and his spouse and dependants will be entitled to participate in the Company’s benefit plans in substantially the same manner, including but not limited to, responsibility for the cost thereof, and at substantially the same levels as the Company makes such opportunities available to all of the Company’s managerial or salaried executive employees and their dependants. Subject to certain notice requirements, either of Mr. Rahm or the Company will be entitled to terminate the employment agreement at any time. If the Company terminates the employment agreement without Cause (as defined in the agreement) or Mr. Rahm terminates the employment agreement for Good Reason (as defined in the agreement), then Mr. Rahm is entitled to receive earned but unpaid base salary, unpaid pro rata annual bonus, and unused vacation days accrued through his scheduled termination date, plus a one time severance payment equal to his then-current annual base salary, as well as continuation, at the Company’s expense, of Mr. Rahm’s participation in the benefit programs.

Mr. Sherbacow’s employment agreement provides for a four year term, with an initial annual base salary of $180,000, with the potential increase to $195,000 and $255,000 upon achieving certain operational steps in the growth of the Company, and an annual bonus subject to the Company achieving its target performance levels as approved by the Compensation Committee of the Board. Mr. Sherbacow also is entitled to receive an option grant of 250,000 shares from the Company’s 2006 Plan, 33.3% of which option shall be exercisable on the first anniversary of the grant, 33.3% of which option shall become exercisable on the second anniversary of the grant, and the remaining 33.4% of which shall become exercisable on the third anniversary of the grant. Under the agreement, Mr. Sherbacow will be subject to traditional non-competition and employee non-solicitation restrictions while he is employed by the Company and for one year thereafter. Mr. Sherbacow and his spouse and dependants will be entitled to participate in the Company’s benefit plans in substantially the same manner, including but not limited to, responsibility for the cost thereof, and at substantially the same levels as the Company makes such opportunities available to all of the Company’s managerial or salaried executive employees and their dependants. Subject to certain notice requirements, either of Mr. Sherbacow or the Company will be entitled to terminate the employment agreement at any time. If the Company terminates the employment agreement without Cause (as defined in the agreement) or Mr. Sherbacow terminates the employment agreement for Good Reason (as defined in the agreement), then Mr. Sherbacow is entitled to receive earned but unpaid base salary, unpaid pro rata annual bonus, and unused vacation days accrued through his scheduled termination date, plus a one time severance payment equal to his then-current annual base salary, as well as continuation, at the Company’s expense, of Mr. Sherbacow’s participation in the benefit programs.

Mr. Walther’s employment agreement provides for a four year term, with an initial annual base salary of $180,000, with the potential increase to $195,000 and $255,000 upon achieving certain operational steps in the growth of the Company, and an annual bonus subject to the Company achieving its target performance levels as approved by the Compensation Committee of the Board. Mr. Walther also is entitled to receive an option grant of 250,000 shares from the Company’s 2006 Plan, 33.3% of which option shall be exercisable on first anniversary of the grant, 33.3% of which option shall become exercisable on second anniversary of the grant, and the remaining 33.4% of which shall become exercisable on third anniversary of the grant. Under the agreement, Mr. Walther will be subject to traditional non-competition and employee non-solicitation restrictions while he is employed by the Company and for one year thereafter. Mr. Walther and his spouse and dependants will be entitled to participate in the Company’s benefit plans in substantially the same manner, including but not limited to, responsibility for the cost thereof, and at substantially the same levels as the Company makes such opportunities available to all of the Company’s managerial or salaried executive employees and their dependants. Subject to certain notice requirements, either of Mr. Walther or the Company will be entitled to terminate the employment agreement at any time. If the Company terminates the employment agreement without Cause (as defined in the agreement) or Mr. Walther terminates the employment agreement for Good Reason (as defined in the agreement), then Mr. Walther is entitled to receive earned but unpaid base salary, unpaid pro rata annual bonus, and unused vacation days accrued through his scheduled termination date, plus a one time severance payment equal to his then-current annual base salary, as well as continuation, at the Company’s expense, of Mr. Walther’s participation in the benefit programs.

2006 Equity Incentive Plan

Before the Closing Date, our Board and Stockholders approved and adopted the 2006 Equity Incentive Plan (the “2006 Plan”). A copy of the 2006 Plan is attached as Exhibit 10.8 to this Current Report on Form 8-K.

The 2006 Plan is intended to promote the interests of the Company by attracting and retaining exceptional employees, consultants, and directors (collectively referred to as the “Participants”), and enabling such Participants to participate in the long-term growth and financial success of the Company. Under the 2006 Plan, the Company may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Incentive Stock Options”), non-qualified stock options (the “Nonqualified Stock Options”), and restricted stock awards (the “Restricted Stock Awards”), which are restricted shares of Common Stock (the Incentive Stock Options, the Nonqualified Stock Options and the Restricted Stock Awards are collectively referred to as “Incentive Awards”). Incentive Awards may be granted pursuant to the 2006 Plan for 10 years from the Effective Date.

From time to time, we may issue Incentive Awards pursuant to the 2006 Plan. Each of the awards will be evidenced by and issued under a written agreement.

The Board reserved a total of 2,000,000 shares of our Common Stock for issuance under the 2006 Plan. If an incentive award granted under the 2006 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the Plan.

The number of shares subject to the 2006 Plan, any number of shares subject to any numerical limit in the 2006 Plan, and the number of shares and terms of any Incentive Award may be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares, or similar transaction.

On the Closing Date, options were granted to Messrs. Knapp, Rahm, Sherbacow and Walther on the following terms:

NAME	# OF SHARES	EXERCISE PRICE	VESTING SCHEDULE	EXPIRATION
Albert W. Knapp	250,000	$1.00 / share	33.33% on September 1, 2007 33.33% on September 1, 2008 33.34% on September 1, 2009	10 years from date of grant
Randall L. Rahm	250,000	$1.00 / share	33.33% on September 1, 2007 33.33% on September 1, 2008 33.34% on September 1, 2009	10 years from date of grant
Bryan J. Sherbacow	250,000	$1.00 / share	33.33% on September 1, 2007 33.33% on September 1, 2008 33.34% on September 1, 2009	10 years from date of grant
Robert C. Walther	250,000	$1.00 / share	33.33% on September 1, 2007 33.33% on September 1, 2008 33.34% on September 1, 2009	10 years from date of grant

7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 3, 2006, Ethanex N.A. acquired all of the issued and outstanding shares of IPT Ethanol, Inc., a Delaware corporation and a then-wholly owned subsidiary of Industrial Power Technology. As a result of the acquisition, IPT Ethanol, Inc. became a wholly-owned subsidiary of Ethanex N.A. and Robert C. Walther, the President and Chief Executive Officer of IPT Ethanol, Inc.,

received $500,000 from the Company as consideration for the acquisition. Mr. Walther’s employment with Ethanex N.A. commenced on August 3, 2006 in connection with the acquisition.

Contemporaneously with the closing of the Merger, the Company split off its wholly-owned subsidiary, New Inverness Leaseco, Inc., a Nevada corporation (“Leaseco”), through the sale of all of the outstanding capital stock of Leaseco. The Company executed a Split Off Agreement with Amanda Lamothe, Luke Willis, Ethanex N.A. and Leaseco. Ms. Lamothe was President, Chief Executive Officer, Secretary and Director of NIE, and Mr. Willis was Treasurer of NIE. In connection with the Merger, Ms. Lamothe and Mr. Willis have resigned from NIE. A copy of the Split Off Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

8.  DESCRIPTION OF SECURITIES.

Authorized Capital Stock

The Articles of Incorporation of the Company, as amended to date, authorize the issuance of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.

Capital Stock Issued and Outstanding

Immediately following the consummation of the Merger there were 61,000,000 shares of Common Stock issued and outstanding. In addition there were outstanding warrants to acquire 20,000,000 shares and options to purchase 1,000,000 shares of Common Stock. Further, 1,000,000 shares of Common Stock remain reserved for issuance under the 2006 Plan.

Description of Common Stock

The following description of our common stock is derived from various provisions of our Articles of Incorporation and Bylaws as well as provisions of applicable law. Such description is not intended to be complete and is qualified in its entirely by reference to the relevant provisions of our Articles of Incorporation and Bylaws.

Holders of the Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Common Stock may vote in person or by proxy at stockholder meetings.

The Board of Directors may declare dividends in its discretion but shares of one class or series may not be issued as a share dividend to stockholders of another class or series unless certain conditions are met. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

Description of Preferred Stock

As of the Closing Date, the Company was authorized to issue 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, none of which, at the Merger, will be designated, issued or outstanding. The Board is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series.

Description of Warrants

As of the Closing Date, there were warrants outstanding to purchase 20,000,000 shares of Common Stock. The warrants are exercisable at a price of $1.50 per share for a period of five years from the Closing Date and are callable by the Company under certain circumstances.

Description of Options

As of the Closing Date, there were options outstanding to purchase 1,000,000 shares of Common Stock at a purchase price of $1.00 per share. Under the terms of the 2006 Plan, the Company may issue incentive awards that may include the issuance of an additional 1,000,000 shares of Common Stock. The 2006 Plan was adopted by the Board and NIE Stockholders before the Merger.

PART II

1.  MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND
OTHER STOCKHOLDER MATTERS

The Company’s Common Stock is currently available for trading in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol “EHNX.OB.” There currently is no bid history for the Common Stock because it has never been traded.

As of the Closing Date, there were approximately 170 holders of record of shares of the Common Stock.

Trades in the Common Stock may be subject to Rule 15g-9 of the Exchange Act, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of the Common Stock. As a result of these rules, investors may find it difficult to sell their shares.
As of the Closing Date, there were 61,000,000 shares of Common Stock issued and outstanding with an additional 21,000,000 shares of Common Stock issuable upon the exercise of outstanding warrants and options. The shares of Common Stock issued in connection with the Transactions, are “restricted securities” which may be sold or otherwise transferred only if such shares are first registered under the Securities Act or are exempt from such registration requirements. As discussed elsewhere in this Current Report on Form 8-K, we have agreed to file a registration statement within 90 days of the Closing Date to register certain of these shares.

Dividend Policy

After the Merger, the Company intends to retain earnings, if any, to support the development of the business and therefore does not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of the Board after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company had no securities authorized for issuance under any equity compensation plan as of the end of fiscal year 2005, as the 2006 Plan was adopted in fiscal year 2006.

2.  LEGAL PROCEEDINGS

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

3.  CHANGES IN ACCOUNTANTS

Before the Merger, the independent registered public accounting firm for NIE was Stark Winter Schenkein & Co., LLP (“Stark Winter”), and the independent registered public accounting firm for Ethanex N.A. was Bagell, Josephs, Levine & Company, LLC (“Baggell Josephs”). Because the above-described transactions were treated as a reverse acquisition for accounting purposes, future historical financial reports filed by the Company will be those of Ethanex N.A., the accounting acquirer. Accordingly, the Company’s board of directors determined to change its independent registered public accounting firm from Stark Winter to Baggell Josephs. Stark Winter was dismissed as the independent registered public accounting firm of the Company on the Closing Date, and Baggell Josephs was engaged as the independent registered public accounting firm of the Company on the same date. As a result of being the auditors of Ethanex N.A., Baggell Josephs consulted with Ethanex N.A. and the Company regarding the above-described transactions.

The reports of Stark Winter on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, but did include an explanatory paragraph relating to the Company’s ability to continue as a “going concern.”

In connection with the audit of the Company’s financial statements since inception, and through the date of the dismissal, there were no disagreements with Stark Winter on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Stark Winter, would have caused Stark Winter to make reference to the matter in its reports.

The Company has provided Stark Winter with a copy of this Current Report on Form 8-K and has requested Stark Winter furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements. A copy of that letter will be filed as an amendment to this Current Report on Form 8-K.

4.  RECENT SALES OF UNREGISTERED SECURITIES

Shares Issued in Connection with the Offering by Ethanex N.A.

Previous to the Merger, on August 3, 2006, and in contemplation of the Merger, Ethanex N.A. closed a private offering of 20,000,000 Units of its securities, each Unit consisting of one share of Class B common stock of Ethanex N.A. and a warrant to purchase one share of Class B common stock for a period of five years at an exercise price of $1.50 per share. On the PPO Closing Date, the investors in the Offering collectively purchased 20,000,000 Units for a total consideration of $20,000,000.

Shares Issued in Connection with the Merger

On the Closing Date, the holders of the Class A shares of Ethanex N.A. surrendered all of their issued and outstanding shares of Class A common stock of Ethanex N.A. and received 26,000,000 shares of Common Stock. Also on the Closing Date, all of the issued and outstanding Class B shares and Class B warrants of Ethanex N.A., which were purchased in the Offering, were converted into shares of Common Stock and warrants to purchase Common Stock, on a one for one basis. The NIE Stockholders retained 14,000,000 shares of Common Stock and Gamma Capital Partners, LLC was issued 1,000,000 shares of Common Stock for finder and advisory services in connection with the Merger.

Concurrently with the Merger, the Company granted options for the purchase of 1,000,000 shares of Common Stock. The options granted expire 10 years from the date of grant, are exercisable at a price of $1.00 per share, and vest as follows: 33.3% of such options shall be exercisable on the first anniversary of the grant, 33.3% of such options shall become exercisable on the second anniversary of the grant, and the remaining 33.4% of such options shall become exercisable on the third anniversary of the grant. An additional 1,000,000 shares are reserved for issuance of stock options and other incentive awards pursuant to the 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan has been attached as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

The transactions discussed above are exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. No underwriters were involved in the sale of any of the securities described above.

5.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former directors and officers (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of the Company.

Our Articles of Incorporation provide a limitation of liability in that no director or officer shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

On the Closing Date, the Company entered into an Indemnity Agreement with John Farris Norris Jr. providing for the indemnification of Mr. Norris by reason of the fact that he is or was an agent of the Company. The Indemnity Agreement provides for indemnification of certain expenses, judgments, fines, and settlement amounts incurred by Mr. Norris in any action or proceeding, including any action by or in the right of the Company arising out of his services to the Company, to any of the Company’s subsidiaries, or to any other company or enterprise to which Mr. Norris provides services at the Company’s request. The Indemnity Agreements provide for the advancement of expenses, make indemnification contingent on Mr. Norris’ good faith in acting or failing to act, and except the obligation to indemnify for expenses or liabilities paid directly to Mr. Norris by directors’ and officers’ insurance. A copy of the form of Indemnity Agreement is attached as Exhibit 10.7 to this Current Report on Form 8-K and incorporated by reference herein.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

PART F/S

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

PART III

1.	INDEX TO EXHIBITS

See Item 9.01(d) below, which is incorporated by reference herein.

2.	DESCRIPTION OF EXHIBITS

See Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02. Recent Sales of Unregistered Securities.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03. Change in Fiscal Year.

Concurrent with the closing of the Merger and in accordance with the Company’s bylaws, the Company’s Board approved a change in the Company’s fiscal year effective as of September 1, 2006 such that the Company’s fiscal year end is December 31st. The Company’s former fiscal year end was July 31, 2006. The Company will file a quarterly report on Form 10-QSB for the transition period ending September 30, 2006.

Item 5.06. Change in Shell Company Status.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the Merger described under Item 2.01 of this Current Report on Form 8-K, the registrant believes that it is no longer a “shell company” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
(b)	Pro Forma Financial Information.

The financial statements of Ethanex Energy North America, Inc. for the periods and dates indicated below are filed with this report.

Page
Audited Financial Statements
Ethanex Energy North America, Inc.:
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet as of June 30, 2006	F-3
Statement of Operations for the period May 31, 2006 (Inception) to June 30, 2006	F-4
Statement of Stockholders’ Deficit for the Period May 31, 2006 (Inception) to June 30, 2006	F-5
Statement of Cash Flows for the period May 31, 2006 (Inception) to June 30, 2006	F-6
Notes to Financial Statements	F-8

Unaudited Pro Forma Financial Information:
Ethanex Energy, Inc.:
Introduction	F-15
Pro Forma Balance Sheet as of June 30, 2006	F-15

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
(856) 346-2828 Fax (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Ethanex Energy North America, Inc.
(Formerly known as Armistead Energy, Inc.)
Basehor, KS

We have audited the accompanying balance sheet of Ethanex Energy North America, Inc. (formerly known as Armistead Energy, Inc.) (the “Company”) as of June 30, 2006 and the related statements of operations, stockholders’ deficit, and cash flows for the period May 31, 2006 (inception) to June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ethanex Energy North America, Inc. (formerly known as Armistead Energy, Inc.) as of June 30, 2006 and the results of its operations, changes in stockholders’ deficit and cash flows for the period May 31, 2006 (inception) to June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6, the Company had net losses and negative cash flows from operations for the period May 31, 2006 (inception) to June 30, 2006, and as of that date had negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

September 5, 2006

MEMBER OF:	AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
FLORIDA STATE BOARD OF ACCOUNTANCY

ETHANEX ENERGY NORTH AMERICA, INC.
(FORMERLY KNOWN AS ARMISTEAD ENERGY, INC.)
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JUNE 30, 2006

ASSETS

Computer equipment, net	$2,793
TOTAL ASSETS	$2,793

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES

Current Liabilities:
Due to stockholder	$10,765

Total Current Liabilities	10,765
Total Liabilities	10,765

STOCKHOLDERS' (DEFICIT)

Class A Common stock, $.01 par value; 70,000,000
shares authorized, 400 shares issued and outstanding	4

Class B Common stock, $.01 par value; 60,000,000
shares authorized, -0- shares issued and outstanding	—

(Deficit) accumulated during
the development stage	(7,976)

TOTAL STOCKHOLDERS' (DEFICIT)	(7,972)

TOTAL LIABILITIES AND
STOCKHOLDERS' (DEFICIT)	$2,793

The accompanying notes are an integral part of these financial statements

ETHANEX ENERGY NORTH AMERICA, INC.
(FORMERLY KNOWN AS ARMISTEAD ENERGY, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD MAY 31, 2006 (INCEPTION) TO JUNE 30, 2006

OPERATING REVENUES	$—
COST OF SALES	—
GROSS PROFIT	—

OPERATING EXPENSES
General and administrative	7,976
Total Operating Expenses	7,976

NET (LOSS) BEFORE PROVISION
FOR INCOME TAXES	(7,976)

Provision for income taxes	—

NET (LOSS) APPLICABLE TO
COMMON SHARES	$(7,976)

NET (LOSS) PER BASIC AND
DILUTED SHARES	$(19.94)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	400

The accompanying notes are an integral part of these financial statements

ETHANEX ENERGY NORTH AMERICA, INC.
(FORMERLY KNOWN AS ARMISTEAD ENERGY, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD MAY 31, 2006 (INCEPTION) TO JUNE 30, 2006

				(Deficit)
				Accumulated
			Additional	During The
	Class A Common Shares		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance, May 31,
2006	—	$—	$—	$—	$—

Issuance of stock
to stockholder	400	4	—	—	4
Net (loss) for the
period May 31,
2006 (inception)
to June 30, 2006				(7,976)	(7,976)
	400	$4	$—	$(7,976)	$(7,972)

The accompanying notes are an integral part of these financial statements

ETHANEX ENERGY NORTH AMERICA, INC.
(FORMERLY KNOWN AS ARMISTEAD ENERGY, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD MAY 31, 2006 (INCEPTION) TO JUNE 30, 2006

CASH FLOWS FROM OPERATING
ACTIVITIES:
Net (Loss)	$(7,976)
Adjustments to reconcile net (loss) to
net cash (used in) operating activities:
Depreciation	80
Total adjustments	80
Net cash (used in) operating activities	(7,896)

CASH FLOWS FROM INVESTING
ACTIVITIES
Purchase of computer equipment	(2,873)
Net cash (used in) investing activities	(2,873)

CASH FLOWS FROM FINANCING
ACTIVITIES
Advances from stockholders, net	10,769
Net cash provided by financing activities	10,769

NET INCREASE IN CASH AND
CASH EQUIVALENTS	—

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS -
END OF PERIOD	$—

The accompanying notes are an integral part of these financial statements

ETHANEX ENERGY NORTH AMERICA, INC.
(FORMERLY KNOWN AS ARMISTEAD ENERGY, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS (CONTINUED)
FOR THE PERIOD MAY 31, 2006 (INCEPTION) TO JUNE 30, 2006

SUPPLEMENTAL CASH FLOW
INFORMATION
Cash paid during the period for:
Interest	$—
Income taxes	$—

SUPPLEMENTAL SCHEDULE OF
NONCASH INVESTING AND
FINANCING ACTIVITY
Issuance of common stock
to stockholder	$4

The accompanying notes are an integral part of these financial statements

ETHANEX ENERGY NORTH AMERICA, INC.
(FORMERLY KNOWN AS ARMISTEAD ENERGY, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD MAY 31, 2006 (INCEPTION) TO JUNE 30, 2006

NOTE 1 -	NATURE OF BUSINESS AND ORGANIZATION

Ethanex Energy North America, Inc. (formerly known as Armistead Energy, Inc.) (the “Company”) was formed on May 31, 2006 in the state of Delaware. The Company is a development stage company that plans to engage in the business of cyclical and secular trends in the energy sector. Specifically, the Company intends to own and operate ethanol plants. The ethanol expected to be produced by the plants is intended to be used as a blend component in the U.S. gasoline fuel market by refineries. Additionally, the Company anticipates that the plants will be designed to produce dried distilled grains, which are used in the manufacture of various animal feeds.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. There were no cash and cash equivalents at June 30, 2006.

Computer Equipment

Computer equipment is presented at cost less accumulated depreciation. Depreciation is computed utilizing the straight-line method over the equipments estimated useful lives (3 years). Depreciation expense was $80 for the period May 31, 2006 (inception) to June 30, 2006.

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to business planning and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

ETHANEX ENERGY NORTH AMERICA, INC.
(FORMERLY KNOWN AS ARMISTEAD ENERGY, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD MAY 31, 2006 (INCEPTION) TO JUNE 30, 2006

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carryforwards generated by sustaining deficits during the development stage.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheet for due to stockholder (see note 3) approximate fair value because of the immediate or short-term maturity of these financial instruments.

(Loss) Per Share of Common Stock

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS for the period May 31, 2006 (inception) to June 30, 2006:

Net Loss	$(7,976)

Weighted-average common shares	400
outstanding (basic)

Weighted-average common stock
equivalents:
Stock options and warrants	0

Weighted-average common shares
outstanding (diluted)	400

There were no common stock equivalents at June 30, 2006.

ETHANEX ENERGY NORTH AMERICA, INC.
(FORMERLY KNOWN AS ARMISTEAD ENERGY, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
FOR THE PERIOD MAY 31, 2006 (INCEPTION) TO JUNE 30, 2006

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets,” and permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The adoption of FAS 155 is not anticipated to have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140.” SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer’s financial assets that meets the requirements for sale accounting, a transfer of the servicer’s financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates.

Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The adoption of FAS 156 is not anticipated to have a material impact on the Company’s financial position, results of operations or cash flows.

ETHANEX ENERGY NORTH AMERICA, INC.
(FORMERLY KNOWN AS ARMISTEAD ENERGY, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
FOR THE PERIOD MAY 31, 2006 (INCEPTION) TO JUNE 30, 2006

NOTE 3 -	DUE TO STOCKHOLDER

Due to stockholder represents non-interest bearing advances due on demand.

NOTE 4 -	STOCKHOLDERS’ EQUITY

Common Stock

The Company incorporated under the laws of the State of Delaware on May 31, 2006. In accordance with its Certificate of Incorporation, the Company has authorized: 70,000,000 Class A Common Shares, par value $.01 and 60,000,000 Class B Common Shares, $.01 par value.

Class A Common Stock

Class A Common Stock consisted of 400 shares issued and outstanding at June 30, 2006.

Each holder of Class Common Stock is entitled to receive ratably dividends, if any as may be declared by the Board of Directors out of funds legally available for the payment of dividends.

Class B Common Stock

As of June 30, 2006 there were no shares of Class B Common Stock issued or outstanding.

NOTE 5 -	PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At June 30, 2006, the deferred tax asset approximated the following:

Deferred tax asset	$2,700
Less: valuation allowance	(2,700)
Net deferred tax asset	$-

At June 30, 2006, the Company had an accumulated deficit in the amount of $7,976, available to offset future taxable income through 2026. The Company established a valuation allowance

ETHANEX ENERGY NORTH AMERICA, INC.
(FORMERLY KNOWN AS ARMISTEAD ENERGY, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
FOR THE PERIOD MAY 31, 2006 (INCEPTION) TO JUNE 30, 2006

NOTE 5 -	PROVISION FOR INCOME TAXES (CONTINUED)

equal to the full amount of the deferred tax asset due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 6 -	GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net (loss) for the period May 31, 2006 (inception) to June 30, 2006. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s product development and marketing efforts. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7 -	SUBSEQUENT EVENTS

Stockholders’ Deficit

On July 17, 2006, the Company amended its certificate of incorporation to change its name from Armistead Energy, Inc. to Ethanex Energy North America, Inc. Additionally, the Company increased its authorized number of common shares to 75 million, which is divided into two classes: 40 million shares of class A common stock and 35 million shares of class B common stock. The holders of the class A and class B common stock have the same voting rights and privileges. Concurrent with the filing of the amendment of the certificate of incorporation the Company’s 400 shares of issued and outstanding common stock were converted into 34 million shares of the Company’s class A common stock.

On July 26, 2006, the Company amended its certificate of incorporation to increase its authorized common shares to 130 million, which is divided into two classes: 70 million shares of class A common stock and 60 million shares of class B common stock.

Private Offering

On August 3, 2006, the Company closed a private placement offering of 20 million shares of the Company’s class B common stock. Accompanying each share is one warrant to purchase one share of class B common stock at an exercise price of $1.50 per share. The warrants expire August 3, 2011. The investors in the offering collectively purchased 20 million shares for a total consideration of $20,000,000. The proceeds were allocated to the class B common stock and the warrants based on their relative fair values. The Company paid professional fees, commission and a finder’s fee totaling $699,546 in connection with the offering. The Company entered into

ETHANEX ENERGY NORTH AMERICA, INC.
(FORMERLY KNOWN AS ARMISTEAD ENERGY, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
FOR THE PERIOD MAY 31, 2006 (INCEPTION) TO JUNE 30, 2006

NOTE 7 -	SUBSEQUENT EVENTS (CONTINUED)

Private Offering (Continued)

the private placement offering as a condition to the consummation of an Agreement and Plan of Merger and Reorganization with a publicly held corporation to be accounted for as a reverse merger (see below).

In connection with the private placement offering the Company entered into Registration Rights Agreements with the investors in the offering. Under the terms of the Registration Rights Agreements, the Company has committed to file a registration statement with the SEC covering the class B common stock issued in the offering within 90 days of its reverse merger with a publicly held corporation (see below). If the Company fails to file a registration statement within 90 days of a reverse merger with a publicly held corporation or the registration statement fails to become effective within 90 days of filing the Company will become liable for liquated damages at a rate equal to 1% per month of the investors purchase price in the offering.

Agreement and Plan of Merger and Reorganization with Ethanex Energy, Inc.

On September 1, 2006, the Company entered into an Agreement and Plan of Merger and Reorganization (“merger”) with Ethanex Energy, Inc., a publicly held corporation, and its wholly owned subsidiary Ethanex North America Acquisition Corp. Ethanex Energy, Inc. acquired the Company in the merger and will continue its operations as a publicly-traded company. Pursuant to the merger the holders of the Company’s capital stock before the merger surrendered all of their issued and outstanding class A and class B common shares in exchange for 46 million shares of Ethanex Energy’s common stock. Specifically, the holders of the Company’s class A common stock received an aggregate of 26 million shares and the holders of the Company’s class B common stock received and aggregate 20 million shares. The shareholders of Ethanex Energy, Inc. prior to the merger retained 14 million shares of common stock in the public company. One million shares of Ethanex Energy’s common stock were issued to a consultant for advisory services in connection with the merger.

The above transaction has been accounted for as a reverse merger (recapitalization) with Ethanex Energy North America, Inc. being deemed the accounting acquirer and Ethanex Energy, Inc. being deemed the legal acquirer. Accordingly, the historical financial information presented in the financial statements is that of Ethanex Energy North America, Inc. (since May 31, 2006, the date of inception) as adjusted to give effect to any difference in the par value of the issuer’s and the accounting acquirer’s stock with an offset to additional paid in capital. The basis of the assets and liabilities of Ethanex Energy North America, Inc., the accounting acquirer, has been carried over in the recapitalization.

ETHANEX ENERGY NORTH AMERICA, INC.
(FORMERLY KNOWN AS ARMISTEAD ENERGY, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
FOR THE PERIOD MAY 31, 2006 (INCEPTION) TO JUNE 30, 2006

NOTE 7 -	SUBSEQUENT EVENTS (CONTINUED)

Employment Agreements

The Company has entered into employment agreements with certain key personnel which provide for a base salary, yearly bonuses subject to the Company achieving certain target performance levels as set by the board, stock options under the 2006 Stock Option Plan and other benefits. Termination of the agreements may be made by either party with advance notice.

Operating Lease

On July 17, 2006, the Company entered into various non-cancelable lease agreements for its office premises with a one-year term. Under the leasing arrangement the Company pays the expenses related to the leased property. The base annual rent under the operating lease is $11,100. The lease may be renewed by the Company at the Company’s option for a period of five years with an annual increase of 3% per year in the rent expense.

Agreement and Plan of Merger and Reorganization with IPT Ethanol, Inc.

On August 3, 2006, the Company acquired all of the capital stock of IPT Ethanol, Inc. from Industrial Power Technology, its sole stockholder and a related party. IPT Ethanol, Inc. is a privately held corporation formed on July 18, 2006 and has had no operations from its date of inception through August 3, 2006. Pursuant to the closing, Industrial Power Technology assigned to IPT Ethanol, Inc. its rights to a letter of understanding with an NYSE-listed electric utility located in the Midwest. The letter of understanding provides for a joint evaluation of the environmental and operational impact of a site selection for a 132 MMGY (millions of gallons per year) ethanol plant located at a large coal-fired generating facility owned by the electric utility. Upon the receipt of favorable results from the joint evaluation and upon the satisfactory negotiation of business terms with the electric utility for the development of the proposed plant, the Company intends to enter into a definitive agreement to construct an ethanol plant at the coal-fired generating facility. The Company paid $500,000 in cash for the acquisition of IPT Ethanol, Inc.

Ethanex Energy, Inc.
Unaudited Pro Forma Balance Sheet
June 30, 2006

The following unaudited pro forma balance sheet gives effect to the Agreement and Plan of Merger and Reorganization entered into between Ethanex Energy, Inc. and Ethanex Energy North America, Inc. on September 1, 2006. The unaudited pro forma balance sheet has been prepared from the historical financial statements of Ethanex Energy, Inc. and Ethanex Energy North America, Inc. and should be read in conjuction therewith.

Under the terms of the Agreement and Plan of Merger and Reorganization, the holders of the capital stock of Ethanex Energy North America, Inc. surrendered all of their issued and outstanding shares in exchange for 46 million shares of Ethanex Energy, Inc.'s common shares. The shareholders of Ethanex Energy prior to the agreement received 14 million shares of Ethanex Energy Inc.'s common shares in exchage for their outstanding common shares. Additionally, one million common shares of Ethanex Energy, Inc. was issued to a consultant for advisory services in connection with the merger.

Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma financial data may not be indicative of the financial position or results that would have occurred if the acquisition had been in effect on the dates indicated or which may be obtained in the future.

	Historical
		Ethanex
	Ethanex	Energy North		Proforma	Consolidated
	Energy, Inc	America, Inc.		Adjustments	Proforma
Assets
Current Assets
Cash	$11,368	$-	1	$19,300,454
			2	$(11,368)	$19,300,454
Total Current Assets	11,368	-		19,289,086	19,300,454

Computer equipment, net	-	2,793			2,793

Total Assets	11,368	2,793		19,289,086	19,303,247

Liabilities and Stockholders' Equity

Current Liabilities
Accrued expenses	1,976	-	2	(1,976)
Note payable - related party	20,000	10,765	2	(20,000)	10,765

Total Liabilities	21,976	10,765		(21,976)	10,765

Stockholders' Equity
Common stock	4,800	4	2	61,000
			2	(4,800)
			2	200,000
			2	(200,004)	61,000
Additional paid-in capital	29,700	-	1	19,100,454
			2	999,000
			2	(29,700)
			2	140,004	20,239,458
Accumulated deficit	(45,108)	(7,976)	2	45,108
			2	(1,000,000)	(1,007,976)
Total Stockholders' Equity	(10,608)	(7,972)		19,311,062	19,292,482
Total Liabilities & Stockholders' Equity	$11,368	$2,793		$19,289,086	$19,303,247

1	To record the private placement of by Ethanex Energy North America, Inc. which was a condition to the consummation of the Agreement and plan of Merger and Reorganization.

2
To record the reverse merger and recapitalization of Ethanex Energy North America, Inc. including the elimination of Ethanex Energy, Inc.'s accumulated deficit and additional paid-in capital and the issuance of 61,000,000 common shares at a par value of $0.001.

(d)	Exhibits.

Exhibit No.	Description	Reference
2.1
Agreement and Plan of Merger and Reorganization, dated as of September 1, 2006, by and among Ethanex Energy, Inc., a Nevada corporation, Ethanex North America Acquisition Corp., a Delaware corporation, and Ethanex Energy North America, Inc., a Delaware corporation.*

3.1	Articles of Incorporation of Ethanex Energy, Inc. (f/k/a New Inverness Explorations, Inc.).	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on November 18, 2005 (File No. 333-129810).
3.2	Certificate of Amendment of the Articles of Incorporation of Ethanex Energy, Inc. (f/k/a New Inverness Explorations, Inc.).	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2006 (File No. 333-129810).
3.3	Certificate of Amendment of the Articles of Incorporation of Ethanex Energy, Inc. (f/k/a New Inverness Explorations, Inc.).	Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2006 (File No. 333-129810).
3.4	Bylaws of Ethanex Energy, Inc. (f/k/a New Inverness Explorations, Inc.).	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on November 18, 2005 (File No. 333-129810).
4.1	Form of Warrant of Ethanex Energy, Inc.*
4.2	Form of Lock-Up Agreement by and between Tompkins Capital Group and the principals of Ethanex Energy, Inc.*
10.1
Registration Rights Agreement dated as of August 3, 2006, including the Consent and Acknowledgment thereto, by and between Ethanex Energy North America, Inc. and the investors in the Offering, which agreement was assumed by Ethanex Energy, Inc.*

10.2	Split Off Agreement, dated September 1, 2006, by and among Ethanex Energy, Inc., Amanda Lamothe, Luke Willis, Ethanex Energy North America, Inc. and New Inverness Leaseco, Inc.*
10.3	Employment Agreement, dated August 3, 2006, by and between Ethanex Energy North America, Inc. and Albert W. Knapp, which agreement was assumed by Ethanex Energy, Inc.*
10.4	Employment Agreement, dated August 3, 2006, by and between Ethanex Energy North America, Inc. and Randall L. Rahm, which agreement was assumed by Ethanex Energy, Inc.*
10.5	Employment Agreement, dated August 3, 2006, by and between Ethanex Energy North America, Inc. and Bryan J. Sherbacow, which agreement was assumed by Ethanex Energy, Inc.*
10.6	Employment Agreement, dated August 3, 2006, by and between Ethanex Energy North America, Inc. and Robert C. Walther, which agreement was assumed by Ethanex Energy, Inc.*
10.7	Indemnity Agreement by and between Ethanex Energy, Inc. and Outside Directors of Ethanex Energy, Inc.*
10.8	2006 Equity Incentive Plan.*
21.1	Subsidiaries of Ethanex Energy, Inc.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHANEX ENERGY, INC.

By:  /s/ Albert W. Knapp

Name:  Albert W. Knapp
Title:  Chief Executive Officer

Dated: September 6, 2006

EXHIBIT INDEX

Exhibit No.	Description	Reference
2.1
Agreement and Plan of Merger and Reorganization, dated as of September 1, 2006, by and among Ethanex Energy, Inc., a Nevada corporation, Ethanex North America Acquisition Corp., a Delaware corporation, and Ethanex Energy North America, Inc., a Delaware corporation.*

3.1	Articles of Incorporation of Ethanex Energy, Inc. (f/k/a New Inverness Explorations, Inc.).	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on November 18, 2005 (File No. 333-129810).
3.2	Certificate of Amendment of the Articles of Incorporation of Ethanex Energy, Inc. (f/k/a New Inverness Explorations, Inc.).	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2006 (File No. 333-129810).
3.3	Certificate of Amendment of the Articles of Incorporation of Ethanex Energy, Inc. (f/k/a New Inverness Explorations, Inc.).	Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2006 (File No. 333-129810).
3.4	Bylaws of Ethanex Energy, Inc. (f/k/a New Inverness Explorations, Inc.).	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on November 18, 2005 (File No. 333-129810).
4.1	Form of Warrant of Ethanex Energy, Inc.*
4.2	Form of Lock-Up Agreement by and between Tompkins Capital Group and the principals of Ethanex Energy, Inc.*
10.1
Registration Rights Agreement dated as of August 3, 2006, including the Consent and Acknowledgment thereto, by and between Ethanex Energy North America, Inc. and the investors in the Offering, which agreement was assumed by Ethanex Energy, Inc.*

10.2	Split Off Agreement, dated September 1, 2006, by and among Ethanex Energy, Inc., Amanda Lamothe, Luke Willis, Ethanex Energy North America, Inc. and New Inverness Leaseco, Inc.*
10.3	Employment Agreement, dated August 3, 2006, by and between Ethanex Energy North America, Inc. and Albert W. Knapp, which agreement was assumed by Ethanex Energy, Inc.*
10.4	Employment Agreement, dated August 3, 2006, by and between Ethanex Energy North America, Inc. and Randall L. Rahm, which agreement was assumed by Ethanex Energy, Inc.*
10.5	Employment Agreement, dated August 3, 2006, by and between Ethanex Energy North America, Inc. and Bryan J. Sherbacow, which agreement was assumed by Ethanex Energy, Inc.*
10.6	Employment Agreement, dated August 3, 2006, by and between Ethanex Energy North America, Inc. and Robert C. Walther, which agreement was assumed by Ethanex Energy, Inc.*
10.7	Indemnity Agreement by and between Ethanex Energy, Inc. and Outside Directors of Ethanex Energy, Inc.*
10.8	2006 Equity Incentive Plan.*
21.1	Subsidiaries of Ethanex Energy, Inc.*

*	Filed herewith.